UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a Party other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

ORION ENGINEERED CARBONS S.A.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Orion Engineered Carbons S.A.
Société anonyme

6, Route de Trèves

L-2633 Senningerberg (Municipality of Niederanven)
Grand Duchy of Luxembourg

Notice of 2022 Annual General Meeting
of Shareholders

The Annual General Meeting will be held through private deed and convene on Thursday, June 30, 2022, at 2:00 p.m. CET, at the registered office of the Company at:

6, Route de Trèves

L-2633 Senningerberg (Municipality of Niederanven)
Grand Duchy of Luxembourg

Dear Shareholders of Orion Engineered Carbons S.A. (“Shareholders”),

The Board of Directors (the “Board of Directors”) of Orion Engineered Carbons S.A., a société anonyme having its registered office at 6, Route de Trèves, L-2633 Senningerberg (Municipality of Niederanven), Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies Register under registration number B 160558 (the “Company”), convened, in accordance with the provisions of article 10 of the articles of association of the Company, an Annual General Meeting of the Shareholders (the “Annual General Meeting”). You are cordially invited to attend our 2022 Annual General Meeting of Shareholders, which will be held at 2:00 p.m. Central European Time (“CET”) on June 30, 2022, at the Company’s headquarters at 6, Route de Trèves, L-2633 Senningerberg (Municipality of Niederanven), Grand Duchy of Luxembourg.

A Notice of Internet Availability of Proxy Materials for the 2022 Annual General Meeting of Shareholders is first being mailed to Shareholders on or about May 20, 2022.

The following is the agenda of the Annual General Meeting:

1.	Election of the ten director nominees each for a term ending on the date of the Annual General Meeting of shareholders of the Company called to approve the annual accounts of the Company for the financial year ending on December 31, 2022.
2.	Approval, on a non-binding advisory basis, of the compensation paid to the Company’s named executive officers for 2021 (Say-on-Pay vote) as disclosed in the proxy statement.
3.	Approval of the compensation that shall be paid to the Board of Directors of the Company for the period commencing on January 1, 2022 and ending on December 31, 2022.
•	Presentation of the management report by the Board of Directors and the reports of the independent auditor of the Company in relation to the annual accounts and the consolidated financial statements of the Company for the financial year that ended on December 31, 2021.

4.	Approval of the annual accounts of the Company for the financial year that ended on December 31, 2021.

5.	Approval of the consolidated financial statements of the Company for the financial year that ended on December 31, 2021.

6.	Allocation of results of the financial year that ended on December 31, 2021, and approval of the interim dividends declared by the Company in the aggregate amount of EUR 1,094,464.77.
7.	Discharge of the current members of the Board of Directors of the Company for the performance of their mandates during the financial year that ended on December 31, 2021.

Orion Engineered Carbons    2022 Proxy Statement   1

8.	Discharge of the independent auditor of the Company, Ernst & Young, Luxembourg, Société anonyme – Cabinet de revision agréé for the financial year that ended on December 31, 2021.
9.	Appointment of Ernst & Young, Luxembourg, Société anonyme – Cabinet de revision agréé, to be the Company’s independent auditor (Réviseur d’Entreprises) for all statutory accounts required by Luxembourg law for the financial year ending on December 31, 2022.
10.	Ratification of the appointment of Ernst & Young LLC to be the Company’s independent registered public accounting firm for all matters not required by Luxembourg law for the fiscal year ending on December 31, 2022.
11.	Renewal of the authorization to the Board of Directors of the Company to purchase shares of the Company in the name and on behalf of the Company for a period of five years in accordance with article 430-15 of the Luxembourg law of 10 August 1915 governing commercial companies, as amended and any other applicable laws and regulations.

Procedures for Voting and Attendance at the Annual General Meeting

The Company urges each Shareholder to cast its vote at the Annual General Meeting by completing, signing, dating and returning the proxy made available by the Company for use at the Annual General Meeting in accordance with the instructions below.

Only holders of record of the Company’s common shares (the “Common Shares”) outstanding on April 28, 2022, at 11:59 P.M. CET (the “Record Date”) are entitled to attend and vote at the Annual General Meeting.

As of the Record Date, the Company had 60,749,265 Common Shares issued and outstanding. Each Shareholder is entitled to one vote for each Common Share held of record by such Shareholder as of the Record Date, on each matter submitted to a vote at the Annual General Meeting. All Common Shares represented by proxy for the Annual General Meeting duly executed and received by voting via telephone and internet until June 22, 2022, 11:59 P.M. EST (5:59 A.M. CET), and by voting via hard copy ballots until June 23, 2022, 12:00 P.M. (noon) EST (6:00 P.M. CET) (the “Voter Deadline”) will be voted at the Annual General Meeting in accordance with the terms of the proxy. If any other item is properly added to the agenda for the Annual General Meeting under the Company’s articles of association or Luxembourg law, proxies for such Annual General Meeting will be voted in accordance with the best judgment of the proxyholders. Generally, only the items appearing in this convening notice and agenda for the Annual General Meeting can be voted on at the Annual General Meeting. A Shareholder may revoke a proxy for the Annual General Meeting by (i) submitting a document revoking it prior to the Voter Deadline, (ii) submitting a duly executed proxy bearing a later date prior to the Voter Deadline, or (iii) attending the Annual General Meeting and voting in person.

You may cast your vote at the Annual General Meeting by marking, signing and dating the proxy card for the Annual General Meeting and returning it in the enclosed envelope (postage within the United States paid; or in another envelope, postage to be paid), to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219-9821 U.S.A. Proxy cards that are mailed must be received by American Stock Transfer & Trust Company, LLC at the above address by the Voter Deadline. No postage is required for mailing of the enclosed envelope in the United States. The Company will bear the cost of soliciting proxies with respect to the matters to be voted on at the Annual General Meeting.

You may also cast your vote over the Internet, at www.proxyvote.com (beneficial shareholders) or www.voteproxy.com (registered shareholders), or by telephone, by following the instructions on your proxy card or the instructions that you received by e-mail. If you plan to vote over the Internet or by telephone, your vote must be received no later than the Voter Deadline to allow sufficient time to tabulate the votes prior to the start of the meeting.

Shareholders may also vote in person at the Annual General Meeting. All Shareholders must present valid government-issued photo identification to vote at the meeting. If your shares are held by a bank or broker, you must also obtain and present a “legal proxy” from the holder of record to vote at the meeting. For specific instructions, please refer to the proxy card, notice or e-mail notification you receive. Admittance of Shareholders to the Annual General Meeting and acceptance of written voting proxies will be governed by Luxembourg law.

Even if you plan to attend the Annual General Meeting, we recommend that you vote your shares in advance of the meeting in one of the manners available to you so that your vote will be counted if you later are unable to attend the Annual General Meeting.

If you hold your Common Shares through a bank, brokerage firm or other agent and do not give instructions to your bank, brokerage firm or other agent as to how your Common Shares should be voted at the Annual General Meeting, the Common Shares that you hold through a bank, brokerage firm or other agent will not be voted at the Annual General Meeting on Proposals 1 through 8 and 11.

The Company therefore urges all Shareholders who hold their Common Shares through a bank, brokerage firm or other agent to promptly provide voting instructions in accordance with the procedures of their bank, brokerage firm or other agent. Your ability to vote over the Internet or by telephone depends on the voting procedures of your bank or broker or other agent.

Directors, executive officers and employees of the Company may solicit proxies in person or by mail, telephone or e-mail, but will not receive any additional compensation for these services. The Company may reimburse brokers and others for their reasonable expenses in forwarding proxy solicitation material to the beneficial owners of Common Shares. The Company may retain a proxy solicitation firm to assist in the solicitation of proxies for the Annual General Meeting.

Each Shareholder of record who holds one or more Common Shares on the Record Date will be admitted to participate and vote in the Annual General Meeting. A holder of Common Shares held through an operator of a securities settlement system or recorded as book-entry interests in the accounts of a professional depositary who wishes to attend the Annual General Meeting should receive from such operator or depositary a certificate certifying (i) the number of Common Shares recorded in the relevant account on the Record Date and (ii) that such Common Shares are blocked until the closing of the Annual General Meeting. The certificate should be submitted to the Company no later than the Voter Deadline. If you plan to attend the Annual General Meeting, you are kindly requested to notify the Company thereof in writing and provide your name, address and telephone number and any other necessary materials before the Voter Deadline by post to the registered office of the Company located at 6, Route de Trèves, L-2633 Senningerberg (Municipality of Niederanven), Grand Duchy of Luxembourg, or by e-mail to investor-relations@orioncarbons.com.

The Annual General Meeting will also be held by teleconference, in addition to the physical location, at 2:00 p.m. CET on June 30, 2022. The dial-in information for participation in the Annual General Meeting by teleconference will be published on our website at https://investor.orioncarbons.com/financials/Proxy-Statements/default.aspx one week prior to the Annual General Meeting date. You may ask questions to the Board of Directors until 11:59 p.m. CET on June 21, 2022 by sending an e-mail to investor-relations@orioncarbons.com together with a proof of shareholding. The Board of Directors will respond at the Annual General Meeting to questions duly submitted by Shareholders. It will not be possible to raise questions and vote shares during the meeting if you participate via teleconference and we encourage you therefore to vote your common shares prior to the Annual General Meeting.

Right to Add Items to the Agenda of the Annual General Meeting and to Table Draft Resolutions

One or more Shareholders of record holding at least 10% of the outstanding Common Shares (excluding, for the avoidance of doubt, any Common Shares repurchased by the Company) may add items to the agenda of the Annual General Meeting, provided that each such item is accompanied by a justification or a draft resolution to be adopted in the Annual General Meeting. If you plan to add items to the agenda of the Annual General Meeting, you must notify the Company thereof in writing and provide your name, address and telephone number by registered mail to the registered office the Company located at 6, Route de Trèves, L-2633 Senningerberg (Municipality of Niederanven),

Grand Duchy of Luxembourg, or by e-mail to investor-relations@orioncarbons.com. Your request must be received by the Company no later than June 21, 2022.

Quorum/Majority

There is no quorum requirement. The Annual General Meeting will proceed regardless of the number of Common Shares present or represented by proxy.

Resolutions will be adopted by a simple majority of the votes validly cast at the Annual General Meeting.

Documents

Copies of the full and unabridged text of the documents to be submitted at the Annual General Meeting together with draft resolutions proposed pursuant to the agenda of the Annual General Meeting will be made available on the Company’s website or may be requested in writing by post to Orion Engineered Carbons S.A. 6, Route de Trèves, L-2633 Senningerberg (Municipality of Niederanven), Grand Duchy of Luxembourg, or by e-mail to investor-relations@orioncarbons.com.

BY ORDER OF THE BOARD OF DIRECTORS

Dr. Christian Eggert

Secretary of the Company

Senningerberg, April 29, 2022

Orion Engineered Carbons    2022 Proxy Statement   3

Your Vote is Important

Instructions for submitting your proxy are provided in the Notice of Internet Availability of Proxy Materials, the Proxy Statement and your proxy card. It is important that your Common Shares be represented and voted at the Annual General Meeting. Please submit your proxy by completing the proxy card. You may revoke your proxy at any time prior to its exercise at the Annual General Meeting. Please do not return the proxy card if you are voting through the Internet or by telephone.

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting to be Held on June 30, 2022:

Information and materials concerning the Annual General Meeting of Orion are available on the Investor Relations section of our website at https://investor.orioncarbons.com/financials/Proxy-Statements/default.aspx. The information and materials available online comprise:

•	Convening Notice of Annual Meeting of Shareholders
•	Proxy Statement
•	Proxy Card
•	Annual Report
•	Annual Accounts
•	Consolidated Accounts

Proposal 6: Allocation of Results of the Financial year 2021	58

Proposal 7: Discharge of the Members of the Board of Directors of the Company	59

Proposal 8: Discharge of the Independent Auditor of the Company	60

Proposal 9: Appointment of the Independent Auditor for the Year Ending December 31, 2022	62

Proposal 10: Ratification of the Appointment of the Independent Registered Public Accounting Firm for the Year Ending December 31, 2022	63

Proposal 11: Renewal of the Existing Authorization to the Board of Directors of the Company to Purchase Shares of the Company in the Name and on Behalf of the Company for a Period of Five Years	64

Additional Information	67

Annex A: Non-U.S. GAAP Measures	68

Orion Engineered Carbons    2022 Proxy Statement   5

Orion Engineered Carbons S.A.

2022 Annual General Meeting of Shareholders

Proxy Statement

Information Concerning Voting and Solicitation

The accompanying proxy is solicited on behalf of the Board of Directors (the “Board”) of Orion Engineered Carbons S.A. (the “Company” or “we”) for use at the Company’s 2022 Annual General Meeting of Shareholders (the “Annual General Meeting”) to be held at the Company’s headquarters located at 6, Route de Trèves, L-2633 Senningerberg (Municipality of Niederanven), Grand Duchy of Luxembourg on June 30, 2022, at 2:00 p.m. (Central European Time), and any adjournment thereof.

On or about May 20, 2022, we will mail to our shareholders of record and beneficial owners a Notice of Internet Availability of Proxy Materials containing instructions on how to access this proxy statement (the “Proxy Statement”) and the annual accounts prepared in accordance with generally accepted accounting principles in Luxembourg (“Lux GAAP”) for the year ended December 31, 2021 and our consolidated financial statements prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) for the year ended December 31, 2021 as well as our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. The Notice of Internet Availability of Proxy Materials will also contain instructions on how you can receive a paper copy of the proxy materials. Our 2021 stand- alone account, consolidated account and Annual Report on Form 10-K, Notice of Internet Availability of Proxy Materials and the proxy card are first being made available online on or about May 20, 2022.

Questions and Answers About the Meeting and Voting

What proposals are scheduled to be voted on at the Annual General Meeting and what is the recommendation of the Board on each of the proposals scheduled to be voted on at the Annual General Meeting?

Shareholders will be asked to vote on the following proposals:

Proposals

NUMBER	DESCRIPTION
1

Election of the ten director nominees each for a term ending on the date of the Annual General Meeting of shareholders of the Company called to approve the annual accounts of the Company for the financial year ending on December 31, 2022.

The Board recommends that you vote “FOR” the election of each of the ten director nominees.

2

Approval, on a non-binding advisory basis, of the compensation paid to the Company’s named executive officers for 2021 (Say-on-Pay vote) as disclosed in the Proxy Statement.

The Board recommends that you vote “FOR” the approval of the named executive officers compensation.

3

Approval of the compensation that shall be paid to the Board of Directors of the Company for the period commencing on January 1, 2022 and ending on December 31, 2022.

The Board recommends that you vote “FOR” the approval of the compensation that shall be paid to the Board of Directors of the Company for the period commencing on January 1, 2022 and ending on December 31, 2022.

4

Approval of the annual accounts of the Company for the financial year that ended on December 31, 2021.

The Board recommends that you vote “FOR” the approval of the annual accounts of the Company for the financial year that ended on December 31, 2021.

5

Approval of the consolidated financial statements of the Company for the financial year that ended on December 31, 2021.

The Board recommends that you vote “FOR” the approval of the consolidated financial statements of the Company for the financial year that ended on December 31, 2021.

6	Allocation of results of the financial year that ended on December 31, 2021, and approval of the interim dividends declared by the Company in the aggregate amount of EUR 1,094,464.77.

The Board recommends that you vote “FOR” the proposed allocation of results of the financial year that ended on December 31, 2021, and the approval of the interim dividend declared.

NUMBER	DESCRIPTION
7

Discharge of the current members of the Board of Directors of the Company for the performance of their mandates during the financial year that ended on December 31, 2021.

The Board recommends that you vote “FOR” the discharge of the current members of the Board of Directors of the Company for the performance of their mandates during the financial year that ended on December 31, 2021.

8

Discharge of the independent auditor of the Company, Ernst & Young, Luxembourg, Société anonyme – Cabinet de revision agréé for the financial year ended on December 31, 2021.

The Board recommends that you vote “FOR” the discharge of the independent auditor of the Company, Ernst & Young, Luxembourg, Société anonyme – Cabinet de revision agréé during the financial year that ended on December 31, 2021.

9

Appointment of Ernst & Young, Luxembourg, Société anonyme – Cabinet de revision agréé to be the Company’s independent auditor

(Réviseur d’Entreprises) for all statutory accounts required by Luxembourg law for the financial year ending on December 31, 2022.

The Board recommends that you vote “FOR” the appointment of Ernst & Young, Luxembourg, Société anonyme – Cabinet de revision agréé to be the Company’s independent auditor (Réviseur d’Entreprises) for all statutory accounts required by Luxembourg law for the financial year ending on December 31, 2022.

10	Ratification of the appointment of Ernst & Young LLC to be the Company’s independent registered public accounting firm for all matters not required by Luxembourg law for the fiscal year ending on December 31, 2022. The Board recommends that you vote “FOR” the appointment Ernst & Young LLC as the Company’s independent registered public accounting firm for all matters not required by Luxembourg law during the fiscal year ending on December 31, 2022.
The Board recommends that you vote "FOR" the ratification of the appointment of Ernst & Young LLC to be the Company's independent registered public accounting firm for all matters not required by Luxembourg law for the fiscal year ending on December 31, 2022.
11

Renewal of the authorization to the Board of Directors of the Company to purchase shares of the Company in the name and on behalf of the Company for a period of five years in accordance with article 430-15 of the Luxembourg law of 10 August 1915 governing commercial companies, as amended and any other applicable laws and regulations.

The Board recommends that you vote "FOR" the renewal of the authorization to the Board on Directors of the Company to purchase shares of the Company in the name and on behalf of the Company for a period of five years in accordance with applicable laws and regulations.

We are not aware of any other business to be brought before the Annual General Meeting. If any additional business is properly brought before the Annual General Meeting, proxies will be voted on those matters in accordance with the best judgment of the person or persons acting under the proxies.

How many votes are needed to approve the proposals and what is the effect of broker non-votes, abstentions or withheld votes?

As of the Record Date, the Company had 60,749,265 Common Shares issued and outstanding. Each Common Share is entitled to one vote on each matter brought before the Annual General Meeting.

Unless otherwise required by applicable law or by the articles of association of the Company, resolutions at the Annual General Meeting are adopted by a simple majority of the votes validly cast. Therefore, each proposal made herein can be approved by a simple majority of the votes validly cast, regardless of the proportion of the issued share capital of the Company present or represented at such meeting.

Abstentions, broker non-votes and nil votes will not be taken into account. A nil vote under Luxembourg law means a vote that does not show clearly the intention of the shareholder to cast a vote for, against or to abstain with regard to a specific resolution.

Who can vote at the Annual General Meeting?

Shareholders as of the Record Date for the Annual General Meeting are entitled to vote at the Annual General Meeting. As of the Record Date, the Company had 60,749,265 Common Shares issued and outstanding.

Shareholder of Record: Common Shares Registered in Your Name

If on the Record Date your Common Shares were registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, then you are considered the shareholder of record with respect to those Common Shares.

As a shareholder of record, you may vote at the Annual General Meeting or vote by proxy. Whether or not you plan to attend the Annual General Meeting, we urge you to vote over the Internet, by telephone or by filling out and returning the proxy card.

Beneficial Owner: Common Shares Registered in the Name of a Broker or Nominee

If on the Record Date, you hold your Common Shares through a bank, brokerage firm or other agent and do not give instructions to your bank, brokerage firm or other agent as to how your Common Shares should be voted at the Annual General Meeting, the Common Shares that you hold through a bank, brokerage firm or

Orion Engineered Carbons    2022 Proxy Statement   7

other agent will not be voted on Proposals 1 through 8 and 11. The Company therefore urges all Shareholders who hold their Common Shares through a bank, brokerage firm or other agent to promptly provide voting instructions in accordance with the procedures of their bank, brokerage firm or other agent.

How do I vote?

If you are a shareholder of record, you may:

•   vote in person—we will provide a ballot to shareholders who attend the Annual General Meeting and wish to vote in person;

•   vote by telephone in advance of the Annual General Meeting;

•   vote by mail—if you request a paper proxy card, simply complete, sign and date the proxy card then follow the instructions on the proxy card; or

•   vote via the Internet—follow the instructions on the Notice of Internet Availability or proxy card and have the Notice of Internet Availability or proxy card available when you access the internet website.

All Common Shares represented by proxy for an Annual General Meeting duly executed and received by the Voter Deadline will be voted at the Annual General Meeting in accordance with the terms of the proxy. This includes votes submitted via the Internet or by telephone. Submitting your proxy, whether via the Internet, telephone or by mail if you requested a paper proxy card, will not affect your right to vote at the Annual General Meeting if you were a shareholder of record as of the close of business on April 28, 2022, and should you decide to attend the Annual General Meeting and vote your shares at the Annual General Meeting. If you decide to vote in person at the Annual General Meeting, your previous proxy will be revoked and become void.

If you are not a shareholder of record, please refer to the voting instructions provided by your nominee to direct it how to vote your Common Shares.

Your vote is important. Whether or not you plan to attend the Annual General Meeting, we urge you to vote by proxy to ensure that your vote is counted. You may still attend the Annual General Meeting if you have already voted by proxy.

How do I revoke my proxy?

A Shareholder giving a proxy has the power to revoke it at any time before it is voted by providing written notice to the Secretary of the Company or by delivering a later-dated proxy or by voting in person at the Annual General Meeting.

What is the quorum requirement for the Annual General Meeting?

There is no quorum requirement. The Annual General Meeting will proceed regardless of the number of Common Shares present or represented by proxy.

What are broker non-votes?

Broker non-votes occur when Common Shares held by a broker for a beneficial owner are not voted either because (i) the broker did not receive voting instructions from the beneficial owner, or (ii) the broker lacked discretionary authority to vote the Common Shares.

Broker non-votes have no effect on the matters voted upon. Note that if you are a beneficial holder and do not provide specific voting instructions to your broker, the broker that holds your Common Shares will not be authorized to vote on Proposals 1 through 8 and 11. Appointment of the independent auditor Proposal 9 and the ratification of the appointment of the independent registered public accounting firm Proposal 10 are considered to be routine matters and, accordingly, if you do not instruct your broker, bank or other nominee on how to vote the Common Shares in your account for Proposal 9 or Proposal 10, brokers will be permitted to exercise their discretionary authority to vote for the appointment of the independent auditor and the ratification of the appointment of the independent registered public accounting firm. We encourage you to provide voting instructions to your broker, whether or not you plan to attend the Annual General Meeting.

What if I return a proxy card but do not make specific choices?

All proxies will be voted in accordance with the instructions specified on the proxy card.

If you do not vote and you hold your Common Shares in street name, and your broker does not have discretionary power to vote your shares, your Common Shares may constitute “broker non- votes” (as described above). Voting results will be tabulated and certified by the inspector of elections appointed for the Annual General Meeting.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), the Company uses the Internet as the primary means of furnishing proxy materials to shareholders. Accordingly, on or about May 20, 2022, the Company will mail a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to the Company’s shareholders. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice of Internet Availability and at https://investor.orioncarbons.com/financials/Proxy-Statements/ default.aspx. The Notice of Internet Availability also contains instructions on how to receive, free of charge, paper copies of the proxy materials. If you received the notice, then you will not receive a paper copy of the proxy materials unless you request one. The Company encourages shareholders to take advantage of the availability of the proxy materials on the Internet to help reduce costs to the Company associated with the physical printing and mailing of proxy materials.

How can I get electronic access to the proxy materials?

The Notice of Internet Availability will provide you with instructions regarding how to use the Internet to:

•   View the Company’s proxy materials for the Annual General Meeting; and

•   Instruct the Company to send future proxy materials to you by e-mail.

The Company’s proxy materials are also available at https://investor.orioncarbons.com/financials/Proxy-Statements/ default.aspx. This website address is included for reference only. The information contained on the Company’s website is not incorporated by reference into this proxy statement.

Choosing to receive future proxy materials by e-mail will save the Company the cost of printing and mailing documents to you. If you choose to receive future proxy materials by e-mail, you will receive an e-mail message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Who is paying for this proxy solicitation?

The Company is paying the costs of the solicitation of proxies. Proxies may be solicited on behalf of the Company by our directors, officers, employees or agents in person or by telephone or other electronic means. We will also reimburse brokerage firms and other custodians, nominees and fiduciaries, upon request, for their reasonable expenses incurred in sending proxies and proxy materials to beneficial owners of our Common Shares. We have not retained an outside proxy solicitation firm to assist us with the solicitation of proxies.

Orion Engineered Carbons    2022 Proxy Statement   9

orion

Board of Director Nominees

Directors' Qualifications, Attributes, Skills and Experience

Skill	Count
SOCIAL GOVERNANCE	10/10
CORPORATE LEADERSHIP	10/10
FINANCIAL EXPERT	7/10
FINANCING/ CAPITAL MARKETS	8/10
CHEMICAL TECHNOLOGY	3/10
RISK MANAGEMENT	8/10
GLOBAL EXPERIENCE	10/10
HUMAN CAPITAL	5/10
CORPORATE GOVERNANCE	5/10
LEGAL/REGULATORY	4/10
OTHER PUBLIC COMPANY DIRECTOR	6/10
MARKETING	2/10
INDUSTRY EXPERTISE	9/10
CYBERSECURITY GOVERNANCE	3/10
M&A	7/10
EHS	7/10

New Director Nominee
U.S. Citizen

Anthony L. Davis, 53

INDEPENDENT

CEO and CIO AT INHERENT GROUP

DIRECTOR SINCE: July 1, 2022*

OTHER BOARDS: Achievement First, Ceres, Examity, Inherent Foundation

CL FE F RM GE MA E SG

Current Director
U.S. Citizen

Kerry Galvin, 61

INDEPENDENT

RETIRED GENERAL COUNSEL AT AXIP ENERGY SERVICES LP

DIRECTOR SINCE: August 2018

OTHER BOARDS: American Corporate Counsel Association, formerly the Alumni Association of The University of Michigan and The Georgetown University Board of Regents

CL F RM GE HR CG LR IE CS MA E SG

Current Director
U.S. Citizen

Paul Huck, 72

INDEPENDENT

RETIRED CHIEF FINANCIAL OFFICER OF AIR PRODUCTS AND CHEMICALS

DIRECTOR SINCE: July 2014

OTHER BOARDS: AdvanSix and formerly NewPage Corporation

CL FE F RM GE HC CG PC IE CS MA SG

Current Director
U.S. Citizen

Mary Lindsey, 66

INDEPENDENT

RETIRED CHIEF FINANCIAL OFFICER OF COMMERCIAL METALS COMPANY

DIRECTOR SINCE: July 2020

OTHER BOARDS: Audit Committee Chair at Lindsay Corporation and Methode Electronics, Inc.

CL FE F MA RM GE LR PC IE SG

Current Director
French Citizen

Didier Miraton, 63

INDEPENDENT

PRESIDENT OF CONSULTING FIRM, LA COMBE SAS

DIRECTOR SINCE: July 2014

OTHER BOARDS: Formerly Vilmorin Clause & Cie SA

CL T GE HC M IE E SG

* If elected

Board of Director Nominees FPO New Direc Nominee Anthony L., 53 INDEPENDENT CEO and CIO AT INHERENT GROUP DIRECTOR SINCE: July 1, 2022* tor OTHER BOARDS: Achievement First, Ceres, Examity Inherent Foundation, Vital Farms U.S. Citizen CL FE F RM GE MA E SG * If elected

Current Director
U.S. Citizen

Yi Hyon Paik, 66

INDEPENDENT

OPERATING PARTNER AT ACE EQUITY PARTNERS

DIRECTOR SINCE: **July 2020**

OTHER BOARDS: **Formerly Versum Materials, Inc.**

CL F T RM GE PC IE CG MA E SG

Chief Executive Officer, Current Director
U.S. Citizen

Corning F. Painter, 59

NON-INDEPENDENT

CEO OF ORION ENGINEERED CARBONS

DIRECTOR SINCE: **September 2018**

OTHER BOARDS: **None**

Current Director, Chairman
U.S. Citizen

Dan F. Smith, 76

INDEPENDENT

DIRECTOR SINCE: **July 2014**

CL FE F GE HC CG PC IE MA SG

Current Director
German Citizen

Hans-Dietrich Winkhaus, 84

INDEPENDENT

RETIRED CHIEF EXECUTIVE OFFICER OF HENKEL KGaA

DIRECTOR SINCE: **July 2014**

CL FE F RM GE PC M IE M E SG

Current Director
Luxembourg Citizen

Michel Wurth, 68

INDEPENDENT

DIRECTOR SINCE: **July 2020**

OTHER BOARDS: **ArcelorMittal Luxembourg (Chair), ArcelorMittal S.A. (non- independent), Council of the Luxembourg Central Bank, formerly Luxembourg Chamber of Commerce (Chair) and Union des Entreprises Luxembourgeoises (Chair)**

CL FE F RM GE CG LR PC IE MA E SG

Key To Board Competencies

Director Nominee Tenure

4 years

0-4 years OOOOOO

5-9 years OOOO

Director Nominee Diversity

4 Ethnic Minorities Based on Country of Origin

2 Women

2 U.S. Veterans

1 Ethnic Minority Based on U.S. EEOC Classification

Director Nominee Independence

●●●●●●●●●○

9 Independent

1 Non-Independent

INDEPENDENT Key To Board Competencies OPERATING PARTNER AT ACE EQUITY PARTNERS DIRECTOR SINCE: July 2020 OTHER BOARDS: Formerly Versum Materials, Inc. CL Corporate Leadership FE Financial Expert F Financing/Capital Markets Current Director U.S. Citizen SG NON-INDEPENDENT CEO OF ORION ENGINEERED CARBONS DIRECTOR SINCE: September 2018 T Chemical Technology RM Risk Management GE Global Experience HC Human Capital CG Corporate Governance LR Legal/Regulatory PC Other Public Company Director OTHER BOARDS: None CL FE T RM GE HC LR IE CS E SG Chief Executive Officer, Current Director U.S. Citizen M Marketing IE Industry Expertise CS Cybersecurity Governance MA M&A E EHS INDEPENDENT RETIRED CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF LYONDELL CHEMICAL COMPANY SG Social Governance Current Director, Chairman U.S. Citizen DIRECTOR SINCE: July 2014 OTHER BOARDS: Kraton Performance Polymers, Inc. (Chairman), Magnolia Oil & Gas Corporation and formerly Northern Tier Energy LLC and Nexeo Solutions, Inc. CL FE F GE HC CG PC IE M SG INDEPENDENT RETIRED CHIEF EXECUTIVE OFFICER OF HENKEL KGaA DIRECTOR SINCE: July 2014 Director Nominee Tenure 4 years 0-4 years 5-9 years Director Nominee Diversity OTHER BOARDS: Formerly Deutsche Telekom AG (Chair), Schwarz Pharma AG (Chair), BMW AG, Lufthansa AG, ERGO AG, Degussa AG and Galeria Kaufhof AG SG INDEPENDENT RETIRED SENIOR EXECUTIVE VICE PRESIDENT AND MEMBER OF THE GROUP MANAGEMENT BOARD OF ARCELORMITTAL Current Director German Citizen 4 Ethnic Minorities Based on Country of Origin 2 Women 2 U.S. Veterans 1 Ethnic Minority Based on U.S. EEOC Classification Director Nominee Independence

Orion Engineered Carbons    2022 Proxy Statement   11

Proposal 1—Election of Directors

Of the ten director nominees, nine are current directors of the Board. One new director nominee, Anthony L. Davis, would complement the current Board’s expertise in particular in the field of ESG and would further add an investor perspective to the Board. Each director nominee presented below, if elected, will serve as a director until the next Annual General Meeting of shareholders and until such director’s successor is duly elected and qualified or, if earlier, such director’s death, resignation or removal. All of the nominees listed below have given their consent to be named as nominees for election and have indicated their intention to serve if they are elected. Following the 2022 Annual General Meeting, the Board will remain fully independent except for our CEO, Mr. Painter. The Board does not anticipate that any of the nominees will be unable to serve as a director, but in the event that any nominee is unable to serve as a director or should otherwise become unavailable before the 2022 Annual General Meeting, the Board may either propose an alternate nominee, in which case the proxies will be voted for the alternative nominee unless directed to withhold from voting, or the Board may elect to reduce the size of the Board.

Director Nominees

Our Board believes that it is necessary for each of our directors to possess qualities such as integrity and honesty, attributes and skills that contribute to a diversity of views and perspectives among the directors and enhance the overall effectiveness of the Board. The ability and willingness to commit adequate time and attention to Board and Committee activities, and the fit of the individual’s skills and personality with those of other directors are additional key criteria for Board membership.

As described under “Corporate Governance and Director Independence – Selection and Evaluation of Director Candidates,” our Nominating, Sustainability and Governance Committee considers all factors it deems relevant when evaluating prospective candidates or current board members for nomination to our Board, as prescribed in the committee’s charter. All of our directors bring to the Board leadership experience derived from past and present service. They also bring a diversity of views and perspectives derived from their individual experiences working in a range of industries and occupations, which provides our Board, as a whole, with the skills and expertise that reflect the needs of the Company.

Certain individual experiences, qualifications and skills of our directors that contribute to the Board’s effectiveness as a whole are described in the biographies set forth below.

Tony Davis New Director Nominee (starting July 2022*) Mr. Davis, age 53, currently serves as the CEO and CIO of Inherent Group, an investment management firm focused on the equity and credit markets that uses ESG factors to source and underwrite investments. Prior to Inherent Group, Mr. Davis was the co-founder and President of Anchorage Capital Group and served as a Portfolio Manager for all the domestic and offshore funds managed by the firm. From 2010 through 2015, he was the President of Anchorage Capital Europe based in London. Prior to Anchorage, Mr. Davis worked in the Fixed Income, Currency and Commodities division of The Goldman Sachs Group. Mr. Davis received his BS degree from Brigham Young University, an MBA from The Wharton School of the University of Pennsylvania, and an MA from The Lauder Institute at the University of Pennsylvania. Mr. Davis complements the Board's expertise in particular in the ESG field and further adds an investor perspective to the Board. FPO Kerry Galvin Current Director (since August 2018) Ms. Galvin, age 61, has been practicing law for 36 years, including 27 years as in-house counsel. She spent 18 years (1990-2008) at Lyondell Chemical Co., a publicly traded chemical company in the Fortune 200, including the last eight years as executive officer and General Counsel. Later, she became an executive officer and General Counsel at Axip Energy Services LP, a privately held oil field services company, from May 2010 to August 2015. She then served as a consultant to Axip from August 2015 through March 2016. She has been a board member of the American Corporate Counsel Association, the Alumni Association of the University of Michigan and The Georgetown University Board of Regents. Ms. Galvin earned a B.S. in foreign service from Georgetown University and a J.D. from the University of Michigan. Ms. Galvin brings to the Board over 35 years in managing legal and compliance matters and working extensively in corporate finance, securities law and corporate governance, including advising boards of directors and serving as an executive officer at a public company. She has also managed human resources, compliance, HSE, risk management, public relations and government affairs functions. Paul Huck Current Director (since July 2014) Mr. Huck, age 72, was the Chief Financial Officer of Air Products and Chemicals, a global industrial gas and chemicals company, from 2004 until his retirement in 2013. Prior to that, he served as Air Products and Chemicals Corporate Controller from 1994 until 2004. Mr. Huck joined Air Products and Chemicals in 1979 as a Financial Analyst and held various positions, including Manager of Project Control, Controller of the equipment division, Controller of the chemicals group, and Controller of the environmental and energy systems group. Before joining Air Products and Chemicals, Mr. Huck served as an officer in the U.S. Navy. Mr. Huck has served on the Board of AdvanSix, Inc. since 2016. He also serves on various non-profit boards. Mr. Huck formerly served as a director of the NewPage Corporation. Mr. Huck brings to the Board over 30 years of leadership, financial and accounting experience in the chemicals industry, as well as extensive experience with regulated industries, operations/HSE and sustainability, and serving as an executive officer at a public company. Mr. Huck holds a B.S. in mathematics from the United States Naval Academy and an MBA from the Johnson Graduate School of Management at Cornell University. Mr. Huck has served as a Director of the Company since its initial public offering in 2014.

 * If elected

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Mary Lindsey Current Director (Since July 2020) Ms. Lindsey, age 66, served as Chief Financial Officer of Commercial Metals Company, a global manufacturer and recycler of steel and other metals, from January 2016 until her retirement in August 2019. In addition, Ms. Lindsey served as Senior Vice President since 2017 and Vice President, Tax from 2009 to 2016. Also, Ms. Lindsey spent twenty years at The Timken Company starting as a Corporate Attorney and then moving into various roles, including business strategy, until her promotion to Vice President, Tax and Tax Counsel before departing in 2005. Ms. Lindsey currently serves as a Director and chair of the Audit Committee of Lindsay Corporation (NYSE: LNN), a provider of water management and road infrastructure products and services and as a Director and Chair of the Audit Committee of Methode Electronics, Inc. (NYSE: MEI), a global developer of custom engineered and application specific products. Ms. Lindsey brings to the Board extensive experience in financial and tax matters as well as corporate finance and served as an executive officer at a public company. Ms. Lindsey has a BA in Russian and Political Science from the State University of New York, a J.D. from the State University of New York at Buffalo, and an LL.M. in Taxation from Case Western University. Didier Miraton Current Director (since July 2014) Mr. Miraton, age 63, is currently an adviser to several senior executives and a professor in the MBA program at the Coll&egrave;ge des Ingèè&egrave;nieurs (CDI) in Paris. He is a member of the advisory committees of the French owned private companies Laboratoires Thea and Segula Technologies. He is the president of the consulting firm La Combe SAS. Prior to this period, he was the chief executive officer of Almérys SAS, a French information technology company operating in the health insurance data sphere, from 2013 until 2015. He is the former chief executive officer of the Laboratoires Pierre Fabre, a leading French pharmaceutical company. He also served as a managing partner of the Compagnie Generale des Etablissements Michelin SCA from May 11, 2007 to June 30, 2011. During his time at Michelin, Mr. Miraton also acted as president of Michelin's worldwide Research & Technology group as a supervisor of the Group industrial policy, and was a member of the Michelin Group Executive Council. Mr. Miraton was an independent director of Vilmorin Clause & Cie SA from November 2007 until mid-2014. He holds a civil engineering degree from the ècole Nationale des Ponts-et-Chaussées Mr. Miraton brings to the Board a strong experience in the fields of Industry, Lean Manufacturing, R&D and Innovation, as well as Information Technology and adds significant experience in global management of industrial companies.Mr. Miraton has served as a Director of the Company since its initial public offering in 2014. Yi Hyon Paik Current Director (since July 2020) Dr. Yi Hyon Paik, age 66, was the President and Chief Strategy Officer of Samsung SDI Company from March 2014 to April 2016. Prior to Samsung SDI Company, he was the Executive Vice President and Head of Electronic Materials Business at Samsung Cheil Industries from 2010 to 2013. From 2009 to 2010, Dr. Paik worked at the Dow Chemical Company as its Business Group Vice President and Head of Electronic Materials Business. Before the Dow Chemical Company, he served at the Rohm and Haas Company as Business Group Vice President and President of Electronic Materials Business. Since November 1, 2020, Dr. Paik is an Operating Partner at Ace Equity Partners. He served on the Board of Versum Materials, Inc. from 2016 until the company was acquired by Merck KGaA in October 2019. Dr. Paik brings to the Board extensive leadership experience in multi-national companies, the electronic materials industry, and the energy storage industry. He also provides experience in strategic planning and global business expertise with a deep technical understanding. Dr. Paik earned a Bachelor of Arts and a Master in Chemistry from Seoul National University, a Ph.D. in Chemistry at the University of Pittsburgh and a Postdoctoral Fellow at Columbia University.

Corning F. Painter Current Director (since September 2018) Mr. Painter, age 59, became the CEO of Orion Engineered Carbons in September 2018. He is responsible for setting strategy and policy, developing leadership talent, meeting customer and shareholder commitments, and setting company culture. Prior to joining Orion, he was the Executive Vice President for Industrial Gases at Air Products and Chemicals, a global industrial gas company from 2014 until he left the company in 2018. Prior to that he was Senior Vice Present of Merchant Gases from 2013 to 2014. Mr. Painter joined Air Products in 1984 as a participant in a career development program and held various positions including Vice President, Global Electronics, Senior Vice President, Corporate Strategy and Technology, and Senior Vice President Supply Chain (operations, engineering, procurement, safety). He was based overseas in Asia and Europe for ten years. Mr. Painter has served on numerous non-profit boards. He is a Certified Professional Engineer and holds a B.S. in chemical engineering degree from Carnegie Mellon University. Mr. Painter brings to the board in-depth knowledge of the company, and the global chemicals business. Dan F. Smith Current Director, Chairman (since July 2014) Mr. Smith, age 76, serves as chairman of the board of Kraton Performance Polymers, Inc. He is also a director of Magnolia Oil & Gas Corporation. During the past five years, Mr. Smith served on the board of directors of Northern Tier Energy LLC and Nexeo Solutions, Inc. He began his career with ARCO (Atlantic Richfield Company) in 1968 as an engineer. He was elected president of Lyondell Chemical Company in August 1994, chief executive officer in December 1996 and chairman of the board of directors in May 2007. Mr. Smith retired in December 2007 as chairman, president and chief executive officer of Lyondell Chemical Company following the acquisition of Lyondell by Basell. Mr. Smith also serves as a member of the College of Engineering Advisory Council at Lamar University. Mr. Smith brings to the Board more than 40 years of executive leadership, including operations and finance, in the chemical and energy industries, as well as serving as the Chief Executive Officer of a public company and extensive board experience, including that of Chairman, on both public and private boards. Mr. Smith is a graduate of Lamar University with a B.S. degree in chemical engineering. Mr. Smith has served as Chairman of Orion since its initial public offering in 2014. Hans-Dietrich Winkhaus Current Director (since July 2014) Mr. Winkhaus, age 84, previously served as chief executive officer of Henkel KGaA, a global consumer goods and adhesives company. He passed his professional life at Henkel in different finance, marketing and sales functions - nationally and internationally. Before joining Henkel, Mr. Winkhaus was an assistant at the Banking Institute of the Ludwig-Maximilians-University in Munich. After his retirement from Henkel, Mr. Winkhaus served as Chairman of Deutsche Telekom AG and Schwarz Pharma AG. He was a board member at BMW AG, Lufthansa AG, ERGO AG, Degussa AG and up to September 2019 of Galeria Kaufhof AG. Mr. Winkhaus is engaged in the CARE organization in Germany. He studied Business Administration at and received a Ph.D. from Ludwig-Maximilians-University, Munich. He brings to the Board many years of leadership, financial, marketing and organizational experience. He also has broad experience in sustainability matters. Mr. Winkhaus has served as a Director of the Company since its initial public offering in 2014

Orion Engineered Carbons    2022 Proxy Statement   15

Michel Wurth Current Director (since July 2020) Michel Wurth, age 68, is the chairman of ArcelorMittal Luxembourg and non-independent board member of ArcelorMittal S.A., the largest and most global steel and mining company. He has served most of his professional career within ArcelorMittal and its predecessor companies, Arcelor and ARBED. Between 2006 and 2014, he was Senior Executive Vice President and member of the Group Management Board of ArcelorMittal, successively in charge of Flat Carbon Steel Europe, Global Automotive, R&D and Long Carbon steel worldwide. He was CFO of Arcelor starting from 2002 to 2006 and occupied different functions at ARBED prior to 2002, in particular CFO and Corporate Secretary. Michel Wurth serves several private companies as a non-executive board member. He is a member of the Council of the Luxembourg Central Bank. He was chairman of the Luxembourg Chamber of Commerce and of Union des Entreprises Luxembourgeoises between 2004 and 2019. He brings to the Board many years of experience in senior leadership of a public industrial company. He also provides experience in finance, global business management, sustainability, and strategic planning. Michel Wurth holds an MSc degree in Economics from the London School of Economics, a Master degree in Law from the University of Grenoble (France) and a degree in Political Science from the Institut d'Etudes politiques de Grenoble. He is a Dr. of Laws, Honoris Causa, from Sacred Heart University.

We are asking our shareholders to approve the following resolution regarding appointment of each director nominee:

RESOLVED, that the shareholders of Orion Engineered Carbons S.A. (the “Company”) hereby resolve that each director nominee is appointed by the Annual General Meeting as Director of the Company for a term ending on the date of the Annual General Meeting of shareholders of the Company called to approve the Company’s annual accounts and consolidated financial statements for the financial year ending December 31, 2022.

Required Vote

Resolutions at the Annual General Meeting of Shareholders are adopted by a simple majority of the votes validly cast, regardless of the proportion of the issued share capital of the Company present or represented at such meeting. Abstentions, broker non-votes and nil votes will not be taken into account.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

Corporate Governance and Director Independence

Corporate Governance Guidelines

The Board has adopted the Company’s Corporate Governance Guidelines which describe the Board’s view on a number of governance topics. The Corporate Governance Guidelines along with the charters of the Board Committees and the Company’s Code of Conduct as well as the Company’s Code of Ethics for Senior Financial Officers, provide the framework for the corporate governance of the Company. The significant corporate governance initiatives adopted by the Board are discussed below. Our Corporate Governance Guidelines and the Company’s Code of Ethics for Senior Financial Officers can be found under “Investors” and “Corporate Governance” on our website at https://investor.orioncarbons.com/corporate-governance.

The information contained in, or that can be accessed through our website is not incorporated by reference and is not a part of this Proxy Statement.

The following table summarizes the corporate governance practices of our Board:

GOVERNANCE PRACTICES

• Annual Election of all Directors • Structured orientation process for new Directors with follow up orientation sessions on matters relevant to the Company, its business plan and risk profile	Strong participation and commitment by all directors documented by 100% Board and committee meeting and working session attendance rate in 2021 as well as plant visits	Policies Prohibiting Hedging, Short Sale and Pledging Company Stock by Directors and Employees
Compensation Recovery Policy (Clawback Policy) for Long-Term Executive Compensation	Board and Committee Authority to Retain Independent Advisors	No Shareholder Rights Plan (Poison Pill)
Risk Oversight (including environmental and social responsibility strategy and progress and cybersecurity) by full Board and Committees	Regular Executive Sessions of Independent Directors	Robust Stock Ownership Guidelines (5X Salary for CEO)
Thorough Annual Board and Committee Evaluation Process led by Nominating, Sustainability & Governance Committee and General Counsel	Regular Executive Sessions with Internal Audit and External Audit as well as Safety and Operations	Regular exposure to a broad set of management in Board meetings and discussions

DIRECTOR NOMINEE KEY FACTS

Orion Engineered Carbons    2022 Proxy Statement   17

Diversity

Our nominated directors bring a diverse set of perspectives to our Board. Our Board has directors with cultural backgrounds from, and hold citizenship in five different countries. Three directors (30%) hold citizenship in a European country and two directors (20%) are female (one of whom is a committee chair). Two directors served as officers in the U.S. Army. We believe that diversity of nationality and national cultural background are an important dimension of diversity in the Company and our Board.

Independence

90% of the director nominees are independent with Mr. Painter, Company CEO, being the only insider.

Composition of the Board

Our current Board consists of nine members. Our directors hold office until their successors have been elected and qualified or appointed, or the earlier of their death, resignation or removal. Interim vacancies on the Board are filled solely by the affirmative vote of a majority of the remaining directors then in office, until a regular shareholder meeting appoints a new director. The Board has established that moving forward, each of our directors will be elected by shareholder vote annually.

Our Nominating, Sustainability and Governance Committee oversees the annual assessment of the composition of our Board, including a review of the size of the Board, the skills and qualifications represented on the Board, and a self-assessment of the effectiveness of our Board and its committees and identification of any opportunities for improvement, as further described below. The findings of the annual review of the Board and its committees are reported to and discussed with the full Board.

We believe that appropriate director qualifications and characteristics include having directors with diverse backgrounds, education, experiences, expertise and perspectives. These qualifications and characteristics are in particular the following:

•   Personal qualities and characteristics such as integrity and honesty;

•   Adherence to the highest ethical standards, accomplishments and reputation in the business community;

•   Strong knowledge and experience in the communities in which the Company does business and in the Company’s industry or other industries relevant to the Company’s business;

•   Ability and willingness to commit adequate time to Board and committee matters including the travel commitments;

•   The fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company;

•   Diversity of viewpoints, background, experience and other demographics;

•   Ensuring that a majority of the Board consists of directors who the Board has determined have no material relationship with the Company and who are “independent” under the NYSE Rules;

•   Strong leadership skills and solid business judgment; and

•   Commitment to representing the long-term interests of our shareholders.

Selection and Evaluation of Director Candidates

The Board is free to select its Chairman and the Company’s CEO in the manner it considers in the best interests of the Company at any given point in time. These positions may be filled by one individual or by two different individuals. Currently the two positions are separate.

At any time when the positions of Chairman and CEO are filled by one individual, the independent directors shall designate from among themselves a Lead Director, who shall have the following powers and duties:

•   Presiding at all meetings of the Board at which the Chairman and CEO is not present;

•   Presiding at executive sessions of the independent directors;

•   Reviewing and approving meeting agendas, meeting schedules and information sent to the Board;

•   Serving as a liaison between the Chairman and CEO and the independent directors;

•   Having the authority to call meetings of the independent directors; and

•   Being available for consultation and direct communication with shareholders, as appropriate.

The Nominating, Sustainability and Governance Committee is responsible for searching, selecting or recommending for the Board’s selection, the slate of qualified director nominees for election to the Company’s Board and for filling vacancies occurring between Annual General Meetings of shareholders. The Nominating, Sustainability and Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates. The Nominating, Sustainability and Governance Committee endeavors to identify a diverse slate of potential candidates, including diversity in skills and gender, among other factors. Once potential candidates are identified, the Nominating, Sustainability and Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest and determines if candidates meet the NYSE Rules and meet the qualifications desired by the Nominating, Sustainability and Governance Committee of candidates for election as director as well as future committee member, as applicable.

The Nominating, Sustainability and Governance Committee is responsible for reviewing with our Board, on an annual basis, the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members) and in recommending candidates for election, the Nominating, Sustainability and Governance Committee will consider the individual’s experience and characteristics. In addition, the Nominating, Sustainability and Governance Committee will review the overall composition of the Board to ensure there is an appropriate mix of specific experience, qualifications and skills to promote a diversity of points of view for the effective performance of the Board’s oversight function and representation of shareholders’ interests. One or more Shareholders of record holding at least 10% of the outstanding Common Shares (excluding, for the avoidance of doubt, any Common Shares repurchased by the Company) may add items to the agenda of the Annual General Meeting, including a resolution to appoint a director of the Company, provided that each such item is accompanied by a justification or a draft resolution to be adopted in the Annual General Meeting. The Board through its Nominating, Sustainability and Governance Committee will give appropriate consideration to candidates for Board membership proposed by Shareholders and will evaluate such candidates in the same manner as other candidates identified by or submitted to the Board.

Director Tenure and Retirement Policy

Under Luxembourg law, a given director can be appointed to the Board an unlimited number of times for a maximum period of six years for each such nomination. Because of the value the Board places on having directors who are knowledgeable about the Company and its operations, the Company follows the policy to appoint each director for a one-year period at a time only, with the ability to be re-elected to the Board on a yearly basis. In connection with each director nomination recommendation, the Nominating, Sustainability and Governance Committee shall consider the issue of continuing director tenure.

To ensure that directors may appropriately discharge their responsibilities, the Board has adopted the policy that any director (including a management director) who has a significant change in business affiliation or position of principal employment which the Board may deem to be counter to the best interests of the Company or adversely affecting his or her ability to perform the essential functions and responsibilities of a director, will be expected to tender his or her proposed resignation from the Board to the Nominating, Sustainability and Governance Committee (or, in the case of the chair of the Nominating, Sustainability and Governance Committee’s occupation or association changing, to the Chairman of the Board). The Nominating, Sustainability and Governance Committee shall review the director’s continuation on the Board, and recommend to the Board whether, in light of all the circumstances, the Board should accept such proposed resignation or request that the director continue to serve as one of the Company’s directors.

Board Refreshment

The Board seeks to bring together a diverse mix of directors that the Board and senior management can leverage to make well considered strategic decisions in the best interests of the Company and its stockholders. To garner new ideas and perspectives, and to respond to the ever-changing needs of our clients and other stakeholders, the Board actively seeks candidates representing a range of tenures, areas of expertise, industry experience, and backgrounds. Consequently, the Board has refreshed its composition by adding six new directors in the last five years, including the current nomination of Mr. Davis, who brings in extensive knowledge and experience in the ESG field and further adds an investor perspective to the Board.

Election of Directors

In accordance with our Articles of Association, the election of directors requires the approval of a majority of the votes validly cast at the shareholders’ meeting.

Director Independence

Our nominated Board is composed of a supermajority of independent directors in accordance with the NYSE listing requirements. In making a respective determination, the Board has affirmed that each of the independent directors meets the objective requirements for independence set forth by the NYSE listing requirements. The independent directors are Dan F. Smith, Paul Huck, Kerry A. Galvin, Didier Miraton, Hans-Dietrich Winkhaus, Mary Lindsey, Yi Hyon Paik, Michel Wurth and Anthony L. Davis. Only one director, Mr. Painter is not independent because he is our CEO.

The independence standards included in the NYSE listing requirements specify the criteria by which the independence of our directors is determined, including strict guidelines for directors and their immediate family members with respect to past employment or affiliation with the Company, its management or its independent registered public accounting firm.

Code of Conduct, Governance Guidelines and Code of Ethics for Senior Financial Officers

We operate under a written Code of Conduct that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Upon employment with us, all employees are required to affirm in writing their receipt and review of the Code of Conduct and their compliance with its provisions. In addition, we maintain policies that prohibit employee and director hedging of Company securities, including our Common Shares.

Orion Engineered Carbons    2022 Proxy Statement   19

Also, as previously mentioned, the Board has upon the recommendation of the Nominating, Sustainability and Governance Committee adopted a set of Corporate Governance Guidelines to promote the functioning of the Board and its committees and to set forth a common set of expectations as to how the Board should perform its functions. Such guidelines address, in particular Board composition, Board leadership, the selection of directors, the organization of Board meetings, executive Board sessions, Board committee work, management succession, Board compensation, expectations on directors, Board evaluation processes and the reliance on management and outside advice.

Additionally, the Board has adopted a Code of Ethics for Senior Financial Officers, applicable to the Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, in order to:

•   Promote honest and ethical conduct including the ethical handling of conflicts of interest;

•   Promote full, fair, accurate, timely and understandable disclosure;

•   Promote compliance with applicable laws and governmental rules and regulations, NYSE Rules, accounting standards and Company policies; and

•   Deter wrongdoing.

Our Code of Conduct, Corporate Governance Guidelines and Code of Ethics for Senior Financial Officers can be accessed under the Investors and Corporate Governance links on our website at

https://investor.orioncarbons.com/corporate-governance and https://orioncarbons.com/compliance_guidelines. We intend to satisfy any disclosure requirements pursuant to Item 5.05 of Form 8-K and NYSE rules regarding any amendment to, or waiver from, certain provisions of our Code of Conduct by posting such information on our website.

Board Evaluation

The chair of the Nominating, Sustainability and Governance Committee coordinates the annual self-assessment process on behalf of the Board. The charter of each committee of the Board also requires an annual performance evaluation, which is performed for each committee as part of the annual board evaluation.

The Board self-evaluation process involves completion of a written questionnaire by each Board and committee member, followed by a one-on-one interview of each Director conducted by the head of the Nominating, Sustainability and Governance Committee. On this basis, the head of the Nominating, Sustainability and Governance Committee leads a discussion with the full Board to review the results of the self-evaluation and identify follow up items. The objective is to allow the directors to share their perspectives and consider adjustments or enhancements to the Board processes in response to the feedback.

Shareholder Engagement

Our executive management team actively engages in communications throughout the year with shareholders of all ownership levels. Generally, these communications involve participating in investor presentations and question and answer sessions, meeting with investors and shareholders one-on-one and in small groups, and responding to investor and shareholder e-mails and telephone calls. Management’s discussions with shareholders and the investment community address numerous aspects of our business and matters of importance or concern to our shareholders. Observations, questions or comments from our shareholders are routinely shared with the Board and its committees, so that the Board can then consider these matters as part of its oversight responsibilities. On occasion, an independent board member may participate in these discussions.

PRE-AGM / CONTINUOUS Management reaches out to major investors after each quarterly earnings release as well as after each extraordinary event. Management and Board reach out to selected passive investors to discuss environmental, social, executive compensation and other governance topics. TOPICS DISCUSSED o Environmental product strategy including our focus on resource conservation, waste reduction and the elimination of fossil fuels. o Progress on ESG goals (detailed actions and achievements are included on the next page). o Third party investor survey. o An invited investor presentation to the board. AGM Provides the opportunity for shareholders to vote on the election of directors, executive compensation, ratification of our auditors, and other management and stockholder proposals. TOPICS DISCUSSED o COVID-19 related compensation actions impacting our 2020 STI paid in 2021. o Adding a sustainability metric to the LTIP, of which achievement will be audited by a 3rd party. POST-AGM Our Board and management review the voting results from our AGM and feedback received from our shareholders and discuss which actions need to be taken. TOPICS DISCUSSED o 88,69% of our shareholders voted in favor of our NEOs' compensation, indicating alignment with our vision and strategic goals of incentive compensation, in particular the Board's decision to drive ESG accountability and reinforce this in our culture.

Orion Engineered Carbons    2022 Proxy Statement   21

Sustainability Engagement and Highlights

Our Board of Directors’ Nominating, Sustainability and Governance Committee reviews the Company’s strategy, activities and policies regarding ESG. Orion’s CEO is accountable for reporting on sustainability to the Board with the mandate for strategy, risk management and opportunity capture, performance target setting and delivery, resource allocation, and capturing lessons learned. The CEO is supported by his direct reports who are responsible for businesses and various functions in carrying out the Board-mandated responsibilities for embedding sustainability into the Orion management framework and corporate strategy. In 2021, Orion engaged with its customers and local EU authorities on environmental topics, its employees via an employee engagement survey, its plant managers on community engagement and support, medical professionals on COVID-19 support and investors on Human Capital, and other sustainability topics. This past year, we saw the following ESG highlights and actions:

The BlackCycle consortium announced the world's first production of sustainable, carbon blacks for tire applications by Orion from pyrolysis oil derived from end-of-life tires. This represents a major technological breakthrough in advancing circularity of end-of-life tires by using tire pyrolysis oil as feedstock in the carbon black production. Carbon black accounts for 30% by weight in raw materials used in tire production. As part of Orion's commitment to decarbonization across the carbon black value chain, we have partnered with RISE Research Institutes of Sweden to evaluate and advance the usage of different types of renewable, biomass oils derived from non-food forest products as substitutes to fossil-based feedstock in the production of carbon black. Commercial launch of ECORAX® Nature, the first highly reinforcing carbon black for tires that is made from industrial grade renewable plant-based oils. As a producer of high-performance conductive carbon additives with exceptionally low Scope 1 and 2 carbon footprint, Orion joined the HiQ-CARB consortium to provide the lithium-ion battery industry with our enabling products. Orion became a signatory to the UN Global Compact in support of the UNGC's ten principles on human rights, labor, environment and anti- corruption, making these principles part of the strategy, culture and day-to-day operations of Orion to advance the UN Sustainable Development Goals. One of the 1st U.S. listed public companies to take out a sustainability-linked term loan. The interest rate for this loan is tied to the Company's targets for reducing emissions over seven years at its four U.S.-based plants, demonstrating our commitment to sustainability

Our CEO signed the Action for Diversity and Inclusion Pledge, committing to taking further steps in our journey towards advancing DE&I at Orion. Restated corporate policies for Human Rights, Political Contributions, Conflict Minerals and Whistleblower Protection to reaffirm our commitment to being a force for good. Received 12 awards from the International Carbon Black Association, recognizing the company's stellar safety record at its plants. We welcomed the Company's sustainability-dedicated leader to further ingrain the established corporate sustainability strategy. COVID-19 RESPONSE o Provided extra health and safety training on COVID-19 measures and prevention to all employees. o Provided masks and medical supplies to all employees and their families. o Provided transport for high-risk employees commuting to Orion sites with public transport. o Launched an internal vaccination and booster campaign. o Offered vaccine incentives to increase the number of people vaccinated in the U.S. o Provided COVID-19 tests for the unvaccinated in the plants. o Donated masks to the community. o Supported all employees whose tasks allow them to work from home to do so. o Launched technical hotlines as well as ongoing further assistance to facilitate working from home and to overcome "home office" issues throughout the company.

Complaint Procedures for Accounting, Internal Control, Auditing and Financial Matters

In accordance with SEC Rules, the Audit Committee has established procedures for (i) the receipt, retention and treatment of complaints regarding accounting, internal control, auditing or financial matters (collectively, “Accounting Matters”) and (ii) the confidential, anonymous submission by employees or outside third parties of concerns regarding questionable Accounting Matters. The Audit Committee oversees treatment of complaints and concerns in this area. Additional information regarding our procedures for anonymous reporting can be found under the Legal link on our website at https://www.orioncarbons.com/reporting_violations.

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Board Leadership Structure, Board’s Role in Risk Oversight, and Board and Committee Meetings

Board Leadership Structure

With respect to the roles of the Chairman of our Board and CEO, our Board exercises its discretion in combining or separating these positions as it deems appropriate in light of prevailing circumstances. The Board believes that the combination or separation of these positions should continue to be considered as part of our succession planning process. Currently the roles are not combined, with Mr. Painter serving as our CEO and Mr. Smith serving as the non-executive Chairman of the Board. Mr. Painter and Mr. Smith’s extensive business knowledge, along with their demonstrated leadership capability, makes them highly qualified to continue to serve as our CEO and Chairman of the Board, respectively.

Role in Risk Oversight

The Board is responsible for overseeing our risk management process (including cybersecurity risk and environmental, health as well as social risk), but does not provide day-to-day risk management of the Company, which is the responsibility of our executive management team. The Board oversees the implementation of risk mitigation strategies by management to ensure such strategies focus on both general risk management and management of the Company’s most significant risks. The Board is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions. In addition, each of the Board committees is responsible for risk management or recommendations on risk related matters concerning its area of responsibility, consistent with its charter, and such other responsibilities as may be delegated to it by the Board from time to time.

The risk management process established and overseen by the Company’s executive management team includes centralized corporate review of the market, financial, regulatory, legal, cybersecurity and other risks associated with transactions and approval of funds disbursed.

Cybersecurity

The Board has delegated permanent risk oversight in relation to cybersecurity to its Audit Committee, which informs the Board on any related issues or material developments at each quarterly Board meeting. The Company’s executive management briefs the Audit Committee at each quarterly Audit Committee meeting on the Company’s cybersecurity status, including the Information Technology and its Operational Technology systems. These updates also cover current IT cybersecurity scorecards, which reflect amongst others the status of awareness training programs, phishing incidents, penetration tests, endpoint security findings and an overall cybersecurity vulnerability assessment score. The Audit Committee discusses identified security risks with senior management and agrees on mitigation measures and key initiatives and programs. The Company performs IT external network penetration testing and regularly benchmarks its measures to top marketplace security standards. The Company maintains a cyber risk insurance policy.

Financing and Liquidity

Our capital structure and liquidity position evolve due to the impact of fluctuations in the global economic environment on underlying carbon black demand and our results of operations and changes in growth, continuity and safety capital investment levels over time. The Board oversees financing and liquidity risk by regularly monitoring our financial and liquidity position to ensure we maintain the financial resources needed to fund our operations, projected growth, and other financing and operating expenses. At each Board meeting, management reviews information related to the Company’s financial results and position. We believe these procedures provide adequate risk oversight of financing and liquidity matters affecting the Company.

Financial Reporting, Internal Control and Regulatory Compliance

The Audit Committee of the Board provides risk oversight with respect to financial reporting, internal control over financial reporting, general risk management, cybersecurity and related regulatory as well as general compliance matters. Each quarter, our Audit Committee discusses with our independent registered public accounting firm its review of the current interim financial information and, after our fiscal year-end, discusses its audit of our annual consolidated financial statements, including our procedures on internal control over financial reporting. Also, during the fiscal year, our Audit Committee meets in private sessions (without the presence of management) with our independent registered public accounting firm to discuss any matters related to the audit of our annual consolidated financial statements and our internal control over financial reporting.

Compensation Risk Oversight

The Compensation Committee of the Board provides risk oversight with respect to compensation of the Company’s employees, including the NEOs. We believe we have established a short- and long-term compensation program that properly incentivizes desired performance and mitigates inappropriate risk-taking.

Environmental and Social Risk Oversight

The Board has identified the Company’s strategies, activities and policies regarding sustainability and any other environmental, social and governance (“ESG”) opportunities and challenges as a key focus of risk oversight. Consequently, the Nominating, Sustainability and Governance Committee of the Board regularly reviews the Company’s strategies, activities and policies regarding sustainability and other ESG related matters and makes recommendations to the Board. The committee also reviews the Company’s yearly Sustainability Report as well as other material ESG disclosures (if any). The Board and its committees thereby complement the Company’s internal risk management organization which comprises – amongst other things – of an electronic company-wide risk reporting tool and register, regional as well as global risk owners and a standing risk committee headed by the Company’s Chief Risk Officer and assisted by the Company’s Environmental, Health and Safety, commercial and functional leaders.

The Board also oversees the Company’s broader social responsibilities and consequently approves the Company’s donations and social contributions above certain thresholds and annual budget for such contributions.

The Board also addresses its social responsibilities through focusing on the Company’s human capital and talent management. The Board endorses the attracting, recruiting and developing of a diverse, talented global workforce as a primary goal. The Company committed to providing its employees with equal opportunities for learning and personal growth in an environment where creativity and innovation are encouraged. To this end, the Board supports the Company’s aspiration to be the employer of choice in our industry. With this in mind, management has reviewed the existing talent management programs and has started taking actions to augment and modify the existing programs to provide an effective platform for all of our employees to be trained and developed and to provide them with an opportunity to grow and achieve their individual aspirations.

Succession Planning

The Board is responsible for determining a succession plan for the CEO in the event of an emergency or otherwise. At least annually, the Board reviews and concurs on a succession plan, developed by management, addressing the policies and principles for selecting a successor to the CEO, both in an emergency situation and in the ordinary course of business. The succession plan includes an assessment of the experience, performance, skills and planned career paths for possible successors to the CEO. The Board’s Nominating, Sustainability and Governance Committee reviews and discusses with management the succession plans to be presented to the Board in accordance with the above.

Human Capital

Aligning employee engagement and enablement is integral to the continued success of Orion. We have built a value system around a foundation of appreciating our employees through trust, respect and development. To ensure our employees are both motivated to do their work and equipped with the tools and training to be successful, we start with listening. We continue to use employee surveys and listening sessions to help ensure the voices of all our employees are heard. In 2021, we further aligned our actions and investments in a number of priority areas including the:

•	Creation of a new Global Training & Development function.
•	Creation of a new standalone Communications function.
•	Signing of the CEO Action Pledge for Diversity & Inclusion.
•	Global rollout of Diversity, Equity & Inclusion leadership training.
•	Global rollout of Performance Management & Development Plan training.
•	Introduction of a mentoring program.
•	Establishment of individual development plan goals as part of the performance review process.
•	Expansion of our Employee Recognition Awards Program on a global basis.
•	Formalization of post-COVID hybrid work schedules.

A resurvey of our employees in 2021 showed positive trends and marked improvement in a number of areas including: training, employee recognition, employee communications and performance feedback. We will continue to request regular feedback from our employees to bolster our action plans to further support our strategy to attract, retain, engage and develop our employees and to position Orion as an employer of choice. In 2022, Orion has been elected as one of the 100 most innovative medium- sized companies in Germany.

Board Meetings

The Board currently plans at least four meetings a year, with further meetings or working sessions to occur (or action to be taken by unanimous consent) at the discretion of the Board. The meetings usually consist of certain committee meetings and the Board meeting.

The agenda for each Board meeting is prepared by the Chairman (or a designee of the Chairman). Management provides to all directors an agenda and appropriate materials in advance of meetings. Agendas and topics for Board and committee meetings are developed through discussions among management and members of the Board and its committees.

During 2021, our Board met eight times, including telephonic meetings and a two-day plant visit, and acted seven times by unanimous written consent. In 2021, all directors attended 100% of the meetings of the Board and the committees on which they served.

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Executive Sessions

To ensure free and open discussion and communication among the independent directors of the Board, the independent directors meet in executive sessions, which form a part of each regular Board meeting. Executive sessions also take place with Internal Audit, Operations and Safety. The Chairman of the Board presides at the executive sessions. If the Chairman of the Board is not present, the independent directors designate the director who will preside at the executive sessions.

Board Committees

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating, Sustainability and Governance Committee. Each of these committees reports to the Board as it deems appropriate and as the Board may request. The Board has adopted written charters for each of the committees. From time to time, special committees may be established under the direction of our Board when necessary to address specific issues.

Beginning in 2019, the Board created a special committee of the Board, known as the Executive Committee. The Committee currently consists of the Chairman of the Board, Mr. Smith, the Chairman of the Audit Committee, Mr. Huck, the Chairman of the Nominating, Sustainability and Governance Committee, Ms. Galvin and the Chief Executive Officer, Mr. Painter. This Committee does not meet on a regular basis but meets from time to time to deal with urgent or quickly moving matters, when it is not feasible to get the entire Board together. It could also be used to conduct investigations or examine potential conflicts of interest, although it has not had to do so to date. Deliberations or actions by this Committee are communicated to the full Board as soon as practicable and the Committee is not intended to be a substitute for the Board.

The table below sets forth the fiscal year 2021 membership of the Board and its standing committees and the number of meetings held during 2021:

Director Name:	Board of Directors	Audit Committee	Compensation Committee	Nominating, Sustainability and Governance Committee	Executive Committee	Board and Committee Meeting Attendance
Kerry Galvin				Chair		100%
Paul Huck*		Chair				100%
Mary Lindsey*						100%
Didier Miraton						100%
Yi Hyon Paik						100%
Corning F. Painter*, **						100%
Dan F. Smith*	Chair		Chair		Chair	100%
Hans-Dietrich Winkhaus*						100%
Michel Wurth*						100%
Number of 2021 meetings	8***	8	3	3	1

*  Financial Expert      **  Non-independent Director      ***  Includes working sessions and a two-day plant visit

The 2022 membership of the Board and its standing committees is generally expected to be the same as it was in 2021. If elected, the Board would name Mr. Davis to at least one Committee.

Our Audit Committee consists of Ms. Galvin, Mr. Huck (serving as chair of the committee), Mr. Winkhaus and Ms. Lindsey. The Board has determined that the members of the Audit Committee are independent for purposes of serving on such committee under the NYSE listing standards and applicable law, including Rule 10A-3 promulgated under the Securities Exchange Act of 1934. In addition, the Board has determined that each current member of the Audit Committee is financially literate under the NYSE listing standards and that Messrs. Huck and Winkhaus as well as Ms. Lindsey qualify as “audit committee financial experts,” as such term is defined in Item 407(d) of Regulation S-K. The Audit Committee operates pursuant to an Audit Committee Charter, which was approved and adopted by the Board and is posted on the Company’s website under the Investors and Corporate Governance links at https://investor. orioncarbons.com/corporate-governance. The duties and responsibilities of the Audit Committee are set forth in its Charter.

THE AUDIT COMMITTEE’S PRIMARY PURPOSES AND RESPONSIBILITIES ARE TO ASSIST BOARD OVERSIGHT OF:

•	the integrity of the Company’s financial statements and Form 10-K and 10-Q filings;
•	the Company’s compliance with legal and regulatory requirements;
•	the Company’s control environment to address and mitigate information technology and related cybersecurity risks;
•	risk management;
•	the independent auditors’ qualifications and independence; and
•	the performance of the independent auditors and the Company’s internal audit function, and provide to the Company a report in conformity with Item 407(d)(3)(i) of Regulation S-K.

Further discussion regarding the Audit Committee’s processes and procedures regarding the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2021 and other matters are discussed in the Audit Committee Report included in this Proxy Statement. During 2021, all of the main Audit Committee’s meetings were attended by representatives of Ernst & Young, our independent registered public accounting firm.

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Our Compensation Committee consists of Messrs. Huck, Miraton and Smith (serving as chair of the committee). Each of the members of our Compensation Committee meets the independence requirements under the NYSE listing standards, qualifying as an “outside director” in accordance with Section 162(m) of the Internal Revenue Code and as a “non-employee director” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934.

The Compensation Committee Charter has been posted on the Company’s website under the Investors and Corporate Governance links at https://investor.orioncarbons.com/corporate-governance.

THE COMMITTEE HAS THE PURPOSE AND DIRECT RESPONSIBILITY TO:

•	Review and approve corporate goals and objectives relevant to the compensation of the Company’s CEO, evaluate the CEO’s performance in light of those goals and objectives and, either as a committee or together with the other independent directors (as directed by the Board), determine and approve the CEO’s compensation level based on this evaluation.
•	Review the performance of and approve as a committee the compensation of the other named executive officers of the Company.
•	Make recommendations to the Board with respect to incentive-compensation plans and equity-based plans that are subject to board approval, oversee the activities of the individuals and committees responsible for administering these plans, and discharge any responsibilities imposed on the Committee by any of these plans.
•	Review and approve any new equity compensation plan or any material change to an existing plan where shareholder approval has not been obtained.
•	In consultation with management, oversee regulatory compliance with respect to compensation matters.
•	Prepare and disseminate to the Company an annual written Compensation Committee Report in conformity with Item 407(e)(5) of Regulation S-K.
•	Oversight of (i) ESG factors, goals and metrics in executive compensation and (ii) human capital development, including employee engagement, retention, recruitment, succession planning, talent development, corporate culture, diversity, equity and inclusion, as well as health and safety.
•	Prepare and issue a Committee evaluation.
•	Report to the Board on a regular basis, and not less than once per year.
•	Perform any other duties or responsibilities expressly delegated to the Committee by the Board from time to time relating to the Company’s compensation programs.

Our Nominating, Sustainability and Governance Committee consists of Ms. Kerry Galvin (serving as chair of the committee) and Messrs. Yi Hyon Paik and Michel Wurth. Each of the members of our Nominating, Sustainability and Governance Committee is an independent director under the NYSE listing standards.

The Nominating, Sustainability and Governance Committee Charter has been posted on the Company’s website under the Investors and Corporate Governance links at https://investor.orioncarbons.com/corporate-governance.

THE NOMINATING, SUSTAINABILITY AND GOVERNANCE COMMITTEE HAS THE PURPOSE AND RESPONSIBILITIES TO:

•	Identify individuals believed to be qualified to become Board members, consistent with criteria approved by the Board, and to select, or recommend to the Board, the nominees to stand for election as directors at the Annual General Meeting of shareholders or, if applicable, at a special meeting of shareholders.
•	Develop and recommend to the Board standards to be applied in making determinations as to the absence of material relationships between the Company and a director.
•	Identify Board members qualified to fill vacancies on any committee of the Board (including the Committee) and to recommend that the Board appoint the identified member or members to the respective committee.
•	Develop and recommend to the Board a set of Board corporate governance guidelines as well as a code of ethics for senior financial officers and a general code of conduct, anti-trust and anti-corruption policy applicable to the Company and (as deemed appropriate) its subsidiaries, and to review those guidelines and policies at least once a year.
•	Review all proposed waivers of the Company’s Code of Conduct and Code of Ethics for senior financial officers.
•	Review recent developments in corporate governance practices, published criteria and laws & regulations applicable to the Company, and advise the Board on such developments.
•	Review the Company’s strategies, activities and policies regarding sustainability and other ESG related matters and make recommendations to the Board, in particular review of the Company’s Sustainability Report and ISS review of the Company’s governance and practices (if any).
•	Prepare and issue an evaluation of the Committee’s performance.
•	Report to the Board on a regular basis, and not less than once per year.
•	Conduct annual board and committee effectiveness evaluations and establish procedures for the Committee to exercise oversight of the evaluation of the Board.
•	Perform any other duties or responsibilities expressly delegated to the Committee by the Board from time to time relating to the nomination of Board and committee members.

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Stock Ownership Policy for Directors

In order to evidence the financial alignment of the Company’s directors with the interest of the Company’s shareholders, the Board has established a stock ownership policy for directors. Under this guideline, each director is required to own Common Shares that have a fair market value (determined as of each Annual General Meeting of the Company’s shareholders) equal to five times (5x) the annual cash retainer paid to the applicable independent director, and each incumbent director shall have five (5) years from the implementation of the policy in 2019 (and any new director shall have five (5) years from his or her initial appointment or election to the Board) within which to satisfy the foregoing stock ownership policy. See the share ownership of each director under “Security Ownership of Certain Beneficial Owners” in this Proxy Statement.

No Compensation Committee Interlocks or Insider Participation

None of our executive officers serves as a member of the board of directors or the compensation committee of any other company that has any executive officers serving as a member of our Board or Compensation Committee.

Certain Relationships and Related Party Transactions

Review and Approval of Transactions with Related Persons

The Board has adopted a Policy Regarding Transactions with Related Parties (the “Related Party Transaction Approval Policy”), which requires that all Related Party Transactions are subject to approval or ratification in accordance with the Company’s policy, and that an Independent Committee review and approve or take such other action it may deem appropriate with respect to (a) Related Party Transactions, (b) any material amendment, modification, extension or termination of a Related Party Transaction, (c) any amendment, modification, extension or termination of a transaction that thereby will become a Related Party Transaction, and (d) the handling and resolution of any disputes arising in connection with Related Party Transactions. The Board has assigned this task to the Audit Committee as independent committee. The Related Party Transaction Approval policy defines a “Related Party Transaction” as (i) a transaction in which the Company or one or more of its subsidiaries is a participant and which involves an amount exceeding $120,000, in which any director, officer, greater than 5% shareholder of the Company or any other “related person” (as defined in Item 404 and included below), has or will have a direct or indirect material interest, (ii) any material amendment, modification, extension or termination of the Registration Rights Agreement the Company is a party to, and (iii) any other transaction for which disclosure will be required pursuant to Item 404.

In determining whether to approve or ratify any Related Party Transaction, the independent committee or the disinterested members of the Board, as the case may be, shall consider all factors that are relevant to the Related Party Transaction, including, without limitation, the following:

•	The terms of the Related Party Transaction;
•	The related person’s interest in the Related Party Transaction;
•	The purpose and timing of the Related Party Transaction;
•	The nature of the involvement of the Company and its subsidiaries in the Related Party Transaction and whether the Company or its subsidiaries (as applicable) have demonstrable business reasons to enter into the Related Party Transaction;
•	Whether the Related Party Transaction would impair the independence of a director;
•	Whether the Related Party Transaction involves any potential reputational or other risk issues; and
•	Any other information the Independent Committee deems relevant.

In the event that the Company becomes aware of a Related Party Transaction that was not approved under the Policy, such Related Party Transaction will be reviewed in accordance with the Policy as promptly as reasonably practicable. The Independent Committee will consider all of the relevant facts and circumstances, evaluate all options available to the Company, including ratification, amendment or termination of such Related Party Transaction and take such course of action as the independent Committee deems appropriate under the circumstances.

The policy supplements the conflict of interest provisions in our Code of Conduct and Code of Ethics for Senior Financial Officers.

Related Party Transactions

As of December 31, 2021, related parties with which Orion entered into the below transactions concerned (i) Deutsche Gaßrußwerke (DGW), a joint venture company of Orion that is accounted for using the equity method, and (ii) Arcelor Mittal S.A., whose Luxembourg branch is chaired by Mr. Michel Wurth, one of our current directors. The transactions concerned the following:

(in Million $)	DGW	Arcelor Mittal S.A.	Total
Trade Receivables	0.6	0.0	0.6
Trade Payables	24.9	0.0	24.9
Purchases	111.9	1.2	113.1
Sales and Revenue	5.7	0.0	5.7

Contacting the Board

Any shareholder or any other interested party who wishes to communicate directly with our Board or the non-executive directors as a group may do so by corresponding with Investor Relations at the following address: Investor Relations, Orion Engineered Carbons S.A., 1700 City Plaza Drive, Suite 300, Spring, Texas 77389, or via e-mail at investor-relations@orioncarbons.com. The Company will forward any such communication to the intended recipients, unless the communication is clearly of a marketing nature or is unduly hostile, threatening, illegal or similarly inappropriate.

Executive Officers

Set forth below is information regarding the Company’s current executive officers.

Name	Age	Title
Corning F. Painter	59	Chief Executive Officer
Lorin Crenshaw(1)	46	Chief Financial Officer (until October 27, 2021)
Robert Hrivnak	61	Interim Chief Financial Officer (from October 27,2021 until April 18, 2022)
Jeffrey Glajch	59	Chief Financial Officer (from April 18, 2022)
Sandra Niewiem	46	Senior Vice President, Global Specialty Carbon Black and EMEA Region
Pedro Riveros	51	Senior Vice President, Global Rubber Carbon Black and Americas Region
Carlos Quinones	57	Senior Vice President, Global Operations

(1)	Mr. Crenshaw resigned from the Company in 2021. His last day as an employee of the Company was November 21, 2021, and his last day as CFO was October 27, 2021.

Corning F. Painter. Mr. Painter became the CEO of Orion Engineered Carbons in September 2018. He is responsible for setting strategy and policy, developing leadership talent, meeting customer and shareholder commitments, and setting company culture.

Prior to joining Orion, he was the Executive Vice President for Industrial Gases at Air Products and Chemicals, a global industrial gas company from 2014 until he left the company in 2018. Prior to that he was Senior Vice Present of the Merchant Gases division of Air Products from 2013 to 2014. Mr. Painter joined Air Products in 1984 as a participant in a career development program and held various positions including Vice President, Global Electronics, Senior Vice President, Corporate Strategy and Technology, and Senior Vice President Supply Chain (operations, engineering, procurement, safety). He was based overseas in Asia and Europe for ten years.

Mr. Painter has served on numerous non-profit boards. He is a Certified Professional Engineer and holds a B.S. in chemical engineering degree from Carnegie Mellon University.

Robert Hrivnak. Mr. Hrivnak joined Orion in August 2020 and was appointed Interim Chief Financial Officer in October 2021. Mr. Hrivnak has over 30 years of experience as an accomplished financial executive. Mr. Hrivnak joined Orion from Clearwater Paper, a manufacturer of paper products, where he served as Chief Financial Officer and Chief Accounting Officer. Prior to Clearwater, he served as Chief Accounting Officer of Itron, Inc., a global public technology and services company providing products and services to utilities and municipalities. Mr. Hrivnak is a Certified Public Accountant (CPA) and holds a BS business and accounting from Ohio State and a MBA from the University of Wisconsin.

Jeffrey Glajch. Mr. Glajch joined Orion on April 18, 2022 as Chief Financial Officer. Mr. Glajch has over 30 years of experience leading corporate finance and accounting control functions for both public and private companies. Prior to joining Orion, he served as CFO for 13 years for Graham Corporation, a leading designer and manufacturer of vacuum and heat transfer equipment for energy markets and process industries. Prior to Graham Corporation, he held senior financial roles at a number of companies.

Glajch holds an MBA from Purdue University, a master’s degree in chemical engineering from Clarkson University and a bachelor’s degree in chemistry from Carnegie-Mellon University.

Sandra Niewiem. Dr. Niewiem was appointed Senior Vice President Global Specialty Carbon Black and EMEA Region in September 2019. Dr. Niewiem joined Orion in December 2013 and previously held the position of Vice President Global Product Management and Business Development Specialty Carbon Black. She has over 19 years of experience in process industries, engineering and industrial goods, and more than 13 years in management consulting at a global consulting firm. Dr. Niewiem holds an Economics Doctorate from European Business School and a Master’s in business administration from James Madison University, Virginia.

Pedro Riveros. Mr. Riveros joined Orion Engineered Carbons in the current role in June 2019. Immediately prior to Orion, he served in multiple business leadership roles at Air Products from 1994 to 2019 where his key areas of expertise included Business Strategy, Margin Enhancement, Productivity and Supply Chain Management. He has 25 years of experience in varied general management and business management roles in the industrial gas and chemicals area both in North and South America. Mr. Riveros holds a Bachelor’s degree in mechanical engineering from Rensselaer Polytechnic Institute, New York.

Carlos Quinones. Mr. Quinones joined Engineered Orion Carbons in the current role in June 2019. Immediately prior to joining Orion, he held multiple Operations leadership positions at Air Products from 2015 to 2019. Prior to Air Products, Mr. Quinones held positions of increasing leadership responsibilities in the chemical industry experience with Praxair, Rohm and Haas/Dow Chemical, and Arco Chemical. Mr. Quinones holds a Bachelor of Science degree in Mechanical Engineering from Texas A&M University.

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Security Ownership of Certain Beneficial Owners

The following table sets forth certain information regarding the beneficial ownership of our Common Shares as of April 28, 2022, by (i) each of our directors and named executive officers, individually, (ii) all of our directors and executive officers as a group, and (iii) each person known to our management to be the beneficial owner of more than 5% of the outstanding Common Shares.

Name and Address of Beneficial Owner(1)	Common Shares Beneficially Owned	Percent
5% Shareholders:
T. Rowe Price Associates, Inc.(2)	4,568,931	7.5%
William Blair Investment Management, LLC(3)	4,196,079	6.9%
BlackRock, Inc.(4)	3,999,900	6.6%
Pzena Investment Management, LLC(5)	3,395,766	5.6%
Directors and Executive Officers:
Kerry A. Galvin(7)	34,893	*
Robert Hrivnak(6)	2,500	*
Paul Huck(7)	53,497	*
Mary Lindsey(7)	25,179	*
Didier Miraton(7)	23,497	*
Sandra Niewiem(6)	7,241	*
Yi Hyon Paik(7)	15,179	*
Corning F. Painter(6)	480,437	*
Carlos Quinones(6)	33,572	*
Pedro Riveros(6)	10,797	*
Dan F. Smith(7)	58,497	*
Hans-Dietrich Winkhaus(7)	23,995	*
Michel Wurth(7)	15,179	*
Directors and Executive Officers as a group (13 persons):(8)	749,570

*	Represents less than 1% of the number of Common Shares outstanding.
(1)	Beneficial ownership is determined in accordance with SEC rules. The percentage of Common Shares beneficially owned is based on 60,749,265 Common Shares of issued as of April 28, 2022.
(2)	As reported in a Schedule 13G/A filed by T. Rowe Price Associates, Inc. on February 14, 2022. Pursuant to the Schedule 13G, T. Rowe Price Associates, Inc. is an investment adviser organized in Delaware. According to the Schedule 13G/A, the Common Shares were acquired in the ordinary course of business and the address of the principal office of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202. The number of shares beneficially owned by T. Rowe Price Associates, Inc. with sole voting power amounts to 1,587,301 and the number of shares beneficially owned with sole dispositive power amounts to 4,568,931.
(3)	As reported on February 9, 2022 by William Blair Investment Management, LLC. Pursuant to the Schedule 13G, William Blair Investment Management, LLC is an investment advisor organized in Delaware. According to the Schedule 13G, the Common Shares were acquired and are held in the ordinary course of business. According to the Schedule 13G, the address of the principal office of William Blair Investment Management, LLC, is 150 North Riverside Plaza, Chicago, IL 60606. The number of shares beneficially owned by William Blair Investment Management, LLC with sole voting power amounts to 3,111,812 and the number of shares beneficially owned with sole dispositive power amounts to 4,196,079.
(4)	As reported in a Schedule 13G filed on February 3, 2022 by BlackRock, Inc. Pursuant to the Schedule 13G, BlackRock, Inc. is a parent holding company or control person organized in Delaware. According to the Schedule 13G, the Common Shares were acquired and are held in the ordinary course of business. According to the Schedule 13G, the address of the principal office of BlackRock Inc. is 55 East 52nd Street, New York, NY, 10055. The number of shares beneficially owned by BlackRock Inc. with sole voting power amounts to 3,942,797 and the number of shares beneficially owned with sole dispositive power amounts to 3,999,900.
(5)	As reported in a Schedule 13G filed by Pzena Investment Management, LLC on January 22, 2022. Pursuant to the Schedule 13G, Pzena Investment Management, LLC is a registered investment adviser, organized in Delaware. According to the Schedule 13G, the Common Shares were acquired and are held in the ordinary course of business and the address of the principal office of Pzena Investment Management, LLC is 320 Park Avenue, 8th Floor, New York, NY 10022. The number of shares beneficially owned by Pzena Investment Management, LLC with sole voting power amounts to 2,596,819 and the number of shares beneficially owned with sole dispositive power amounts to 3,395,766.
(6)	Includes the shares of restricted stock and/or restricted stock units that have vested or will vest, and will be converted to shares with voting rights, on or before June 30, 2022. The RSUs held by the executive officers exclude vested RSUs that have not been converted to shares and do not allow for voting rights. Under these agreements, units vest ratably over a 3-year period but are not converted to beneficially owned shares with voting rights until the end of the three-year period.
(7)	This amount includes 5,347 restricted shares granted to the reporting person on July 1, 2021, that will vest on the day prior to the 2022 Annual General Meeting.
(8)	Section 16(a) of the Securities Exchange Act of 1934 requires our Directors, executive officers, and holders of more than 10% of our common stock to file with the SEC reports regarding their ownership and changes in ownership of our securities. Based solely on our review of the copies of Forms 3 and 4 (and any amendments) filed with the SEC and the written representations of our Directors and executive officers, we believe that during fiscal year 2021 our Directors and executive officers complied with all Section 16(a) filing requirements, except for late Form 4 filings for Mr. Riveros and Quinones, relating to the vesting of their restricted stock on December 21, 2021, which were filed on December 27, 2021.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than 10% of our Common Shares to file reports of ownership and changes in ownership with the SEC. These officers, directors and 10% shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file.

Proposal 2—Advisory Vote on Executive Compensation

The Company is seeking a non-binding advisory vote from its shareholders to approve the compensation paid to our NEOs for 2021, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion. This vote is commonly referred to as the “Say-on-Pay” vote. In accordance with the requirements of the SEC, we are providing our shareholders with an opportunity to express their views on the compensation paid to our NEOs in a non-binding, advisory vote.

The Company’s core compensation philosophy is to align executive compensation with our shareholders’ interests and our annual and long- term performance. This includes linking executives’ pay to their performance and the Company’s overall annual and long-term performance.

Our Board and the Compensation Committee are dedicated to ensuring that our executive compensation programs reflect best practices in numerous ways, including by making a portion of compensation performance-based to maximize both short- and long-term shareholder value. The Board believes the Company’s compensation programs are well-tailored to align executive officers’ interest with those of our shareholders, retain executive talent and reward performance. We encourage our shareholders to read the “Compensation Discussion and Analysis” section in this Proxy Statement, which describes (i) the processes our Compensation Committee used to determine the structure and amounts of the compensation of our NEOs for 2021 and (ii) how our executive compensation philosophy, policies and procedures operate and are designed to achieve our compensation objectives. The Compensation Committee and the Board believe that our executive compensation strikes the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our NEOs to dedicate themselves to value creation for our shareholders.

In accordance with Section 14A of the Exchange Act and the related rules of the SEC, we are asking our shareholders to approve the following resolution regarding the compensation of our NEOs:

RESOLVED, that the shareholders of Orion Engineered Carbons S.A. (the “Company”) hereby approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the proxy statement for the Company’s 2022 Annual General Meeting of Shareholders.

Although this advisory vote is non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our NEOs’ compensation and related executive compensation programs.

Required Vote

Resolutions at the Annual General Meeting of Shareholders are adopted by a simple majority of the votes validly cast, regardless of the proportion of the issued share capital of the Company present or represented at such meeting. Abstentions, broker non-votes and nil votes will not be taken into account.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE, ON A NON-BINDING ADVISORY BASIS, FOR THE APPROVAL OF THE NAMED EXECUTIVE OFFICER COMPENSATION PAID FOR 2021.

Orion Engineered Carbons    2022 Proxy Statement   33

Proposal 3—Approval of the Compensation of the Board of Directors of the Company

We are asking our shareholders to approve the following resolution regarding the compensation of the Board of Directors of the Company:

RESOLVED, that the shareholders of Orion Engineered Carbons S.A. (the “Company”) hereby approve to remunerate the members of the Board during the financial year that ends on December 31, 2022 as follows: (i) each non-executive director shall receive a cash retainer of $100,000 and restricted Common Shares of the Company with a value of $100,000 at the time of issuance, with such awards generally subject to vesting only if the director serves the full approximate one-year term she/he was appointed for; (ii) the non-executive Chairman of the Board shall receive an additional retainer of $105,000; (iii) the Chairman of the Audit Committee of the Board shall receive an additional retainer of $25,000; (iv) the Chairman of the Compensation Committee of the Board shall receive an additional retainer of $20,000, and (v) the Chairman of the Nominating, Sustainability and Governance Committee shall receive an additional retainer of $20,000.

Required Vote

Resolutions at the Annual General Meeting of Shareholders are adopted by a simple majority of the votes validly cast, regardless of the proportion of the issued share capital of the Company present or represented at such meeting. Abstentions, broker non-votes and nil votes will not be taken into account.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE COMPENSATION OF THE BOARD OF DIRECTORS OF THE COMPANY.

CD&A Summary

Executive Summary Highlighting our Performance	p.36

Our Executive Compensation Practices and Program	p.38

How Pay is Tied to Performance	p.39
Compensation Decisions for 2022	p.45

Compensation Committee Report	p.48

Compensation Highlights

•	Continued emphasis on the strategic emphasis of emerge stronger priorities under the 2021 STI program to position the company for long-term growth.
•	Continued Sustainability and Employee Engagement Measures in the 2022 LTI Plan to ensure alignment of our compensation program with our objective to drive long-term shareholder value.

Our NEOs

Orion Engineered Carbons    2022 Proxy Statement   35

Compensation Discussion and Analysis

In this Compensation Discussion and Analysis (“CD&A”), we provide an overview of our executive compensation program and describe the material components of our executive compensation program for our 2021 named executive officers (“NEOs”). Our NEOs for 2021 were:

Name	Age	Title
Corning F. Painter	59	Chief Executive Officer
Lorin Crenshaw	46	Chief Financial Officer (until October 27, 2021)
Robert Hrivnak	61	Interim Chief Financial Officer (from October 27, 2021 until April 18, 2021)
Sandra Niewiem	46	Senior Vice President, Global Specialty Carbon Black and EMEA Region
Pedro Riveros	51	Senior Vice President, Global Rubber Carbon Black and Americas Region
Carlos Quinones	57	Senior Vice President, Global Operations

Executive Summary

We enjoy a long-standing reputation within the industry for carbon black product and process technology, applications knowledge and innovation. Our goal is to remain at the forefront of the industry in terms of product development by having dedicated applications technology teams, commercial teams and manufacturing facilities. Our long-term success depends on our ability to attract, engage, incentivize and retain highly talented individuals who are committed to our corporate and business strategies.

Orion takes a long-term view of performance, growth and value creation as an essential part of our culture, business strategy and compensation approach. Building a business that is resilient to fluctuations in the economy is critical to our success.

We believe that through the leadership of our experienced executive team, we performed well in a challenging economic environment, delivering the second largest annual Adjusted EBITDA of $268.4M (up 34.2% year over year) and managing net leverage decline year over year from 3.4x to 2.7x while continuing to successfully advance our EPA, safety, sustaining and select growth investments.

Our key 2021 business, safety and sustainability and strategic achievements included the following:

•	Reinstated our dividend;
•	Began construction of our Greenfield plant in Huaibei, China;
•	Commissioned a new line in our Ravena, Italy plant to serve demand for our higher margin business;
•	Continued our top quartile mid-sized chemical company safety performance as measured by our OSHA Recordable Incident Rate of 0.35;
•	Commissioned a new air emissions system at our Ivanhoe, Louisiana facility;
•	Successfully executed against 14 of 16 critical strategic objectives focused on ensuring the Company emerges stronger from the crisis, with continued emphasis on process improvements, cost reduction, employee training and development, safety and new business opportunities.

In 2021, we continued to demonstrate our operational resilience by successfully executing our strategy across the following six core pillars:

(1)	Employees: protecting our people;

(2)	Production: maintaining safe, functioning, productive plants;

(3)	Customers: Serving our customers’ evolving needs;

(4)	Liquidity: enhancing our financial flexibility and ensuring we maintain strong financial standing;

(5)	Supply Chain: maintaining adequate access to raw materials despite often snarled international shipping channels and supply chains; and

(6)	Community/ESG: supporting the communities in which we are privileged to operate and supporting employees impacted by the flooding in the Cologne area.

Our Compensation Philosophy

Our executive compensation program is designed to align with our pay-for-performance philosophy and, accordingly, directly links a substantial portion of annual executive compensation to Company performance. We also believe that the amount of compensation paid to each NEO should reflect the depth of their experience and the quality of their performance. We place a significant emphasis on long-term incentive compensation, designed to link the value created for shareholders with those responsible for the results. We offer a total compensation opportunity that is both competitive with similarly sized companies for our industry and that is internally equitable. Our compensation program is designed to attract, develop and retain business leaders to drive financial and strategic growth and build long-term shareholders value, and to deliver competitive compensation for superior Company performance. Likewise, when Company performance falls short of expectations, these variable incentive programs deliver lower levels of compensation. However, the Compensation Committee endeavors to balance pay-for-performance objectives with retention considerations so that, even during a temporary downturn in the economy and the chemicals industry, the program continues to ensure that qualified, successful, performance-driven employees stay committed to increasing our long-term value. Furthermore, to attract and retain highly skilled management, our executive compensation program must remain competitive with those of comparable employers who compete with us for talent.

Orion Engineered Carbons    2022 Proxy Statement   37

Our Executive Compensation Practices

We seek to maintain high standards with respect to the governance of executive compensation. Key features of our compensation policies and practices that aim to drive performance and align with stockholder interests are highlighted below:

Our Compensation Practices	Our Prohibited Compensation Practices
Pay-for-Performance—We align annual and long-term incentive opportunities with our annual operating plan and shareholder interests.	No Guaranteed Increases—We do not guarantee salary increases for our NEOs.
Align Total Compensation with Our Peers—We position the target total direct compensation levels for our NEOs within the range of the median for our peers.	No Excessive Perquisites or Special Benefits—Our NEOs are only eligible to participate in benefit plans that are generally available to all of our employees, or that are customary benefits for executives within the applicable jurisdiction.
At-Risk Compensation—Our incentive-based compensation represents a significant portion of our executives’ compensation by using a combination of lower base salaries and an emphasis on pay-for-performance.	Only Double-Trigger Change in Control Provisions for Equity Awards—No automatic single trigger accelerated vesting of equity in connection with a change in control.
Annual Review—We conduct an annual review of our executive compensation program to ensure it rewards executives for strong performance, aligns with stockholder interests, and retains top talent.	No Excessive Severance Benefits—We do not provide for cash severance payments to our U.S. based executives other than for our CEO.
Independent Consultant—We use an independent compensation consultant retained by the Compensation Committee.	No Excise Tax Gross-Ups—We do not provide excise tax gross-up payments.
Stock Ownership Guidelines—We have adopted robust stock ownership guidelines for our executive officers.	No Hedging or Pledging—We prohibit the hedging or pledging of the Company’s stock by directors, officers, and employees of the Company.
Mitigate Undue Risk—We utilize a mix of performance metrics, cap potential payments, provide a three-year vesting period for performance stock awards, and conduct an annual compensation risk assessment analysis each year.	No Repricing of Options or TSR targets—We currently do not issue stock options as part of our compensation strategy and we do not reset TSR benchmarks.
Clawback—All equity awards and compensation derived therefrom are subject to clawback in the event of material financial misstatements, violation of applicable restrictive covenants and engaging in misconduct that triggers a for-cause termination.

Elements of Our 2021 Compensation Program

The Compensation Committee has built our executive compensation program upon a framework that includes the components and objectives listed below. The Compensation Committee routinely reviews each component of the executive compensation program to see how it affects target total pay levels and considers pay ranges for similar executive positions among companies in our peer group and in the chemical sector.

Program	Award Type	Objective of Element	Description
Base Salary	Cash	To provide an appropriate base salary mitigating inappropriate risk-taking by providing a fixed, certain and regular level of income.	Base salaries are set at market competitive levels, subject to adjustment for a number of other factors such as merit increases, unique job responsibilities, experience, individual contributions and number of years in the position.
Annual Short-term Incentive (“STI”) Compensation	Cash

To incentivize and reward performance on key metrics that support the Company’s annual operating plan.

Promote Pay-for-Performance in a competitive way.

Generally targeted competitive levels among companies in our peer group based upon achieving specified performance goals.

Designed to offer opportunities for cash compensation directly tied to Company performance relative to established performance targets that the Compensation Committee ultimately believes create shareholder value. Annual STI payouts ranged from 0% to 150% of the target bonus for 2021, based on performance relative to the designated targets. We pay the annual STI awards during the first quarter following the end of the applicable fiscal year.
Performance-based Restricted Stock Units	Equity Performance Stock Units (PSUs)	To strengthen alignment with shareholders’ interests, 70% of the LTIP is performance-based.

The PSU payout ranges from 0% to 200% of the target number of Common Shares granted based on rTSR (50%), ROCE (25%) , Sustainability (12.5% and Employee Engagement (12.5%) over the three-year performance period.

Time-based Restricted Stock Units	Equity Restricted Stock Units (RSUs)	For retention purposes, 30% of the LTIP is time- based.	RSUs vest one-third on each vesting date, subject to continued employment.
Retirement and other Employee Benefits		To provide competitive benefits to protect our employees and their covered dependents’ health and welfare, to facilitate strong performance on the job, and enhance productivity.

Executive officers and NEOs are eligible to participate in the same benefit programs that are offered to other salaried employees in their respective jurisdictions, including the 401(k) plan matching benefits, auto allowances, and participation in health and welfare plans.

Compensation Mix: How Pay is Tied to Performance

Our executive compensation program directly links the majority of executive compensation opportunity to our financial performance through annual and long-term incentives. The elements of the NEO compensation program have remained relatively consistent year to year, with target compensation allocated between fixed and variable, cash and non-cash and short-term or long-term components. The Target Compensation Mix chart below describes each of the compensation elements for the Chief Executive Officer (“CEO”) and Interim Chief Financial Officer (“CFO”) and other current NEOs for 2021 as a percent of total target direct compensation.

The above excludes Mr. Crenshaw, who resigned from the Company in 2021 and forfeited his 2021 STI and LTI incentives.

As illustrated in this chart, our short-term incentive program (“STI”), which is primarily dependent on our financial performance and the accomplishment of critical projects, and the performance- based portion of our long-term incentive plan (“LTIP”), which is linked to return on capital employed (“ROCE”), total shareholder return relative (“rTSR”) to other chemical companies, safety and sustainability and employee engagement together constitute approximately 62% and 41%, respectively, of the total target direct compensation of our CEO and other NEOs.

2021 Compensation for NEOs

We believe that the total compensation opportunity for each NEO in 2021 reflects the depth of their experience, quality of their performance and level of service to the Company and its shareholders. The 2021 compensation of our NEOs illustrates how a meaningful portion of each executive’s pay is based on performance against our short-term and long-term strategic objectives.

Base Salary

We pay base salaries to attract and retain talented executives and to provide a fixed base of cash compensation. The table below shows the annual salary of each NEO for 2020 and 2021:

Named Executive Officer	2021 Annual Base Salary ($)	2020 Annual Base Salary ($)(3)	Percentage Increase
Corning F. Painter	955,500	875,500	9.14%
Robert Hrivnak(1)	249,600	240,000	4%
Sandra Niewiem(2)	305,512	265,663	15%
Pedro Riveros	353,100	330,000	7%
Carlos Quinones	326,340	315,000	3.6%
(1)	Mr. Hrivnak received a monthly allowance of $10,000 in addition to his annual base salary for the period in which he has served as Interim CFO, commencing on November 1, 2021. This allowance is not included in the annual base salary listed above.
(2)	Dr. Niewiem’s annual base salary is paid in Euros and is converted in the table above using the conversion rate at December 31, 2021 where 1 Euro = USD 1.134199.
(3)	The amounts in this column do not represent the voluntary 10% pay reduction of our NEOs and the 50% pay reduction of our CEO.

Orion Engineered Carbons    2022 Proxy Statement   39

For fiscal year 2021 base salary determinations, the Compensation Committee reviewed each NEO’s job responsibilities, management experience, individual contributions, tenure and then-current salary, as well as the executive compensation benchmarking data prepared by the independent compensation consultant Korn Ferry (“KF”).

Annual Short-term Incentive (“STI”) Compensation

STI compensation is designed to offer opportunities for cash compensation directly tied to our performance relative to established performance targets that the Compensation Committee believes create shareholder value. We provide opportunities for our executives to earn annual cash incentive awards that reward performance achievements for the year. Performance goals are objective and based on our business strategy and budget approved by the Compensation Committee. Our STI Plan is designed to:

•	focus executives on key financial and strategic goals that support our annual operating plan;
•	link short-term pay to our annual performance;
•	put a meaningful portion of compensation at risk based on our financial success;
•	incentivize and motivate executives to achieve our short-term strategic and financial objectives that we believe will drive long-term value creation; and
•	provide a competitive level of target annual compensation to attract and retain key talent.

At the beginning of 2021, the Compensation Committee reviewed the annual target awards opportunities for Messrs. Painter, Riveros and Quinones and Ms. Niewiem which are fixed in each of the NEO’s employment agreements and offer letters and affirmed that no changes were needed. Mr. Hrivnak was granted an additional monthly allowance effective with his appointment as Interim CFO. This allowance is considered as eligible compensation for bonus calculation purposes. The target annual incentive award opportunities for our NEOs, consistent with the requirements of their employment agreements and offer letters are as follows:

Name(1)	Target Bonus as a Percentage of Base Salary
Corning F. Painter	100%
Robert Hrivnak	40%
Sandra Niewiem	50%
Pedro Riveros	50%
Carlos Quinones	50%

(1)	Mr. Crenshaw’s target 2021 bonus of 65% of his base salary for 2021 was forfeited upon his resignation from the Company in October 2021.

STI payouts range from 0% – 150% of the NEO’s target annual bonus. Half of the annual target bonus is determined by the EBITDA, Safety and Sustainability results achieved as compared to the threshold, target, and maximum for each performance metric, calculated and awarded independently, such that one portion of the STI award may be earned even if the threshold level of performance for the other measure is not achieved. Performance at the threshold level results for the EBITDA, Safety and Sustainability metrics result in a payout at 50% of target STI, performance at the target level results in a payout at 100% and performance at the maximum level results in a maximum payout at 200%. For these three measures, we use linear interpolation to determine STI payouts for performance between the three levels.

The remaining half of the bonus calculation is based on the successful execution of key projects designed to provide a mix of short-term and long-term benefits. These projects focused on cost reduction, process improvements, employee training and development, safety and new business opportunities.

The performance targets and payout terms applied to each NEO is the same as all employees of Orion and based on the Compensation Committee’s determination that each measure is integral to the overall success of the Company. Our NEOs may not defer payment of any portion of their STI payout and Orion does not sponsor any deferred compensation program that would permit such a deferral.

The Compensation Committee established the following performance metrics and weightings for the 2021 STI:

Measure	Weight	Threshold Level (50% Payout)	Target Level (100% Payout)	Maximum Level (200% Payout)
EBITDA	45%	$202.5 MM	$225.0 MM	$247.5 MM
Safety	2.5%	OSHA Recordables 3	OSHA Recordables 2	OSHA Recordables 1
Sustainability	2.5%	Ecovadis Score 61	Ecovadis Score 63	Ecovadis Score 65

Rationale Behind the Performance Measures

The Compensation Committee establishes the STI performance goals, where applicable, based on our Board approved business plan and strategic priorities. Our 2021 goals were set at the beginning of the year, reflecting our expectations about the performance of our business. We believe our performance metrics (and resulting compensation) reflect a focused, but well-balanced view of performance that supports our expectations to drive strong business results, provide sound risk management and lead to long- term shareholder value.

The Compensation Committee chose the combination of three performance measures (Adjusted EBITDA, Safety and Sustainability) and the execution of key projects for our 2021STI to align with our key business goals and objectives and to align generally with our operating plan. The Compensation Committee chose the relative weights of the performance measures based on the desire to emphasize financial results while maintaining a focus on certain non-financial objectives. The Compensation Committee desires to harmonize all Orion employees’ STI Plan measures and efforts. More specifically,

•	The target level of Adjusted EBITDA was established based on our 2021 operating plan. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, and amortization.
•	The target for safety was based on improvement over 2019, 2020 and 2021 and reflecting top quartile performance levels for the Chemical Industry.
•	The target for Sustainability was set as an improvement from 2018, 2019 and 2020 levels (52,62 and respectively based on EcoVadis’ scoring methodology) and considering that the scoring criteria is tightened each year.
•	The maximum performance levels for Adjusted EBITDA, Safety and Sustainability were set at levels that the Compensation Committee believed to be reasonably attainable but only as the result of exceptional performance.
•	Safety and sustainability metrics form a part of the STI because they are critical to our success as an organization. The Compensation Committee believes that there is an inherent alignment between Orion’s sustainability agenda and the successful achievement of its strategic and operational goals.
•	The target for Emerge Stronger was 100% completion of the actions which corresponded with a maximum payout potential of 100%.

The Compensation Committee retains discretion to take into account extraordinary or infrequently occurring events, or significant corporate transactions in deciding whether to adjust the performance metrics for the STI. The Compensation Committee also retains discretion in determining the actual STI amount paid, in order to ensure that the STI remains consistent with its stated objectives.

Performance Against Our 2021 STI Plan Measures

The following table summarizes the Company’s performance against its 2021 STI targets as originally established by the Compensation Committee:

Measure	Weight	Threshold Level (50% Payout)	Target Level (100% Payout)	Maximum Level (200% Payout)	2020 Actual	Payout %
EBITDA	45.0%	$202.5 MM	$225.0 MM	$247.5 MM	$268.4 MM	90.00%
Safety	2.5%	OSHA Recordables 3	OSHA Recordables 2	OSHA Recordables 1	OSHA Recordables 6	0.00%
Sustainability[1]	2.5%	Ecovadis Score 61	Ecovadis Score 63	Ecovadis Score 65	Ecovadis Score 63	0.00%
Total	50.0%					90.0%

(1)	There was no payout due to other performance factors.

As shown in the table above, in 2021 we exceeded our Adjusted EBITDA goal, with actual results on this measure commensurate with a maximum payout for our NEOs. Our Safety performance fell short of the threshold and equated to an overall zero payout. Our Sustainability performance was in line with the target measure, however, the Compensation Committee applied negative discretion to the Sustainability measure due to other performance factors.

Emerge Stronger/Key Projects

In 2020 we modified our STI program to incent completing specific improvement projects. We found this to be an effective way to link variable compensation to specific actions and decided to maintain an aspect of this in our 2021 plan design. Results for the remaining 50% of the calculation are summarized in the table below. The calculation is based on the number of projects successfully executed (numerator) divided by the total number of projects (denominator). The maximum award for this portion of the calculation is 100% and there is no multiplier to increase percentage payable above 100%.

Orion Engineered Carbons    2022 Proxy Statement   41

KPI Description	KPI target	Achieved
Leadership and Conflict Resolution Training	90% course completion by June 30th	Yes
Interface of SAP to SalesForce.com Tool	Global Go-Live by Q3 2021	Yes
Implementation of Statistical Forecasting Tool	Go-Live by May 31, 2021 Complete accuracy assessment by September 30, 2021 Define improvement plan by December 31, 2021	Yes
Credit Block Reduction	65% reduction by July 1, 2021	Yes
Launch Predictive Maintenance Software Pilot	Successful Launch at Brazil plant	Yes
Replace Manual Tasks with Robotic Process Automation	Go-live with 2 RPA cases	Yes
Eliminate Non-Value Added tasks/ processes at our Kalscheuren plant	Minimum of 8,000 hours of Non-Value Added tasks to eliminate by December 31, 2021	Yes
Reduce Customer Complaint Resolution Time	Median of 35 days for product and 14 days for service complaints	Yes
Implement FlexGate from Product Innovation to Commercialization

Technical Go-Live by April 15, 2021
Business Go-Live by May 31, 2021
Complete Phase 2 Go-Live, Portfolio Management, SalesForce.com, Laboratory Information Management System, SAP and data migration by Q4 2021

No
Identify New Business Opportunities	Achieve 10 New Products and 35 New Customers with Commercial Sales Achieve $3MM sales target	Yes
Simplify Data Collection Process for New Customers in our Global Trade Compliance System	Achieve 50% reduction of manual tasks by September 1, 2021	Yes
Completion of One Pain Point Project by Business Process Owners (BPOs)	90% of BPOs to complete one Pain Point Project	Yes
Automate Vendor Managed Owned inventory in U.S. and EMEA	Achieve 3 major accounts by December 31, 2021	Yes

The achievement levels related to the KPIs underlying the Emerge Stronger Targets were determined based on a scorecard that resulted in a score commensurate with a 43.75% STI payout. After adding the Adjusted EBITDA measure payout 90.0%, and the Safety and Sustainability measure payouts of 0.0%, the Compensation Committee applied 138.75% to each NEO’s target bonus in 2021.

The following table illustrates the actual payout level for the 2021 STI for each of our NEOs:

Name	Position	Target Bonus as Percentage of Base Salary	Actual 2021 STI Plan Payout ($)	Percentage of Annual Base Salary at December 31, 2021
Corning F. Painter	CEO	100%	1,326,234	138.8%
Robert Hrivnak[1]	CFO	40%	151,390	60.7%
Sandra Niewiem[2]	SVP, Global Specialty Carbon Black and EMEA Region	50%	212,025	69.4%
Pedro Riveros	SVP, Global Rubber Carbon Black and Americas Region	50%	245,051	69.4%
Carlos Quinones	SVP, Global Operations	50%	226,480	69.4%
1.	Mr. Hrivnak’s bonus is calculated using his annual base salary as of April 1, 2021, plus a $10,000 monthly allowance received for the two months in 2021 while serving as interim CFO. All other NEOs’ bonuses are calculated using their annual base salary as of January 1, 2021, which aligns with the Company’s policy to increase salaries effective January 1 for NEOs and April 1 for non-NEOs annually.
2.	Dr. Niewiem’s bonus is paid in Euros and has been converted to US Dollars using the December 31, 2021 exchange rate of USD 1.134199.

LTIP Program

The purpose of our LTIP is to incentivize our executives to increase shareholder value over the long-term, to align their interests with our shareholders through ownership and to provide retention through vesting criteria and to have competitive compensation to attract and retain our leadership. A portion of annual LTIPs are issued as PSUs, which are contingent on the successful completion of both performance-based and time-based requirements before any payout occurs, further strengthening the link between individual pay opportunities and our performance. A portion of our LTIP is issued as RSUs which ensures the retention of key executives, management and high potential individuals. In determining annual equity award opportunities, the Compensation Committee determines a target value for the individual awards which are then converted into a number of Common Shares based on our average stock price during the fourth fiscal quarter in the prior year with vesting typically tied to a three-year period commencing as of January 1 of the year of grant. Existing executive equity ownership levels are generally not a factor in the Compensation Committee’s granting of LTIP awards.

2021 LTIP Awards

The LTI awards granted by the Compensation Committee for 2021 were designed to provide our NEOs longer-term incentive opportunities that are competitive with our general industry and chemicals peer groups and reflect our overall executive compensation philosophy of aligning pay with performance. With respect to the 2021 LTIP awards, 70% of the target value was awarded in PSUs which vest based on satisfaction of specified performance targets over a three-year period, and 30% of the target value was awarded as RSUs with one-third vesting annually, in each case, subject to continued employment through the applicable vesting date.

The Compensation Committee approves the amount of each annual LTIP award, which is based on a percentage of the NEO’s base salary. The target value of our CEO’s annual LTIP award is fixed at 300% of his then current base salary, as per his employment agreement. Each NEO’s award opportunity (other than the CEO)

is determined prior to the beginning of the performance period assigned to his or her position based on market comparisons for similar positions, using both peer group and general industry market data, in addition to an evaluation of the executive’s individual performance over the prior year.

The Compensation Committee did not make any changes to our 2021 LTI Plan. The target value of the 2021 LTI awards for each of our NEOs as set by the Compensation Committee (other than with respect to the CEO which is fixed in his employment agreement) was as follows:

Name	Position	Target	Target $	PSUs #	RSUs #
Corning F. Painter	CEO	3x base salary	2,866,500	131,078	56,176
Robert Hrivnak	Interim CFO	0.25 base salary	62,400	1,971	1,971
Sandra Niewiem	SVP, Global Specialty Carbon Black and EMEA Region	0.5x base salary	152,756	6,173	2,646
Pedro Riveros	SVP, Global Rubber Carbon Black and Americas Region	0.5x base salary	176,550	8,120	3,480
Carlos Quinones	SVP, Global Operations	0.5x base salary	163,170	7,511	3,219

The 2021 LTIP grants to our NEOs were approved by the Compensation Committee under our shareholder approved 2014 Omnibus Incentive Compensation Plan (the “Plan”). The 2021 award agreements provide for settlement in Common Shares or cash at the conclusion of the three-year performance period.

PSUs

2021 PSU awards are deemed earned based (i) 50% on rTSR (our total relative shareholder return measured over the last quarter of the three-year performance period and the last quarter of the preceding year of the three-year performance period as compared to the average of the total relative stockholder return of the S&P SmallCap 600 Index and the S&P 600 Chemicals Index for the same three-year period); (ii) 25% on our ROCE; (iii) 12.5% on Sustainability; and, (iv) 12.5% on Employee Engagement. In each case over the three- year performance period from 2021 – 2023. The ultimate number of PSUs to be earned with respect to any PSU granted is determined at the end of the performance period depending on actual results as compared to the target performance metrics, and ranges from 0% to 200% of the target number of PSUs granted.

If our rTSR is at the average of the two applicable indices, then that portion of the PSU award will be earned at target level. However, the number of Common Shares earned in respect of the PSUs tied to the achievement of rTSR is capped at 100% of the target number of PSUs granted if the Company’s total shareholder return is negative during the performance period, regardless of rTSR performance. Our ROCE measure is based on the Company’s annual achievement percentage with the opportunity to earn 1/3 payout for each calendar year. Due to competitive reasons, we are not disclosing the ROCE targets. Our Sustainability measure is based on performance versus a third party Sustainability Index to measure the Company’s industry specific percentile ranking. Our Employee Engagement measure is based on performance versus a third party Employee Effectiveness measure of the Company’s industry specific percentile ranking as compared to top performing companies.

2021 PSUs will have the opportunity to vest upon the determination date (December 31, 2023) based on the actual results at the end of the three-year period and require that the recipients continue to be employed by the Company through the determination date.

RSU and PSU Vesting Based on 2019–2021 Performance Period

December 31, 2021, marks the end of the three-year performance period for the 2019 LTIP awards. The 2019 LTIP Awards were based 30% on RSUs and 70% based on PSUs. The RSUs vested ratably 1/3 each year over the three year period and converted to shares as of the end of the full three year period.

The PSUs were based 50% rTSR (as compared to the 2019 peer group) and 50% based on ROCE for the three-year performance period and such metrics, the target levels and performance- payout ranges for such awards were set and approved by the Compensation Committee in January 2019. The rTSR portion of the PSUs expired without value as actual performance failed to eclipse the entry level threshold. The ROCE portion eclipsed the gate for 2019 resulting in a payout but fell below in 2020 and 2021. The tables on the next page summarize the 2019 LTIP awards to our NEOs and the actual 2019 LTIP results for the three-year performance period ending December 31, 2021 relative to target.

Orion Engineered Carbons    2022 Proxy Statement   43

Name	2019 PSUs Target Number of Units Awarded	2019 PSUs Actual Number of Units Earned
Corning F. Painter	70,489	7,460
Robert Hrivnak(1)	N/A	N/A
Sandra Niewiem	2,765	293
Pedro Riveros	2,347	248
Carlos Quinones	2,464	261

(1)	Mr. Hrivnak was not with the Company in 2019.

The 2019 rTSR and ROCE measures earned the following payouts:

2019 PSU Award rTSR Actual Achievement and Payout for the Three- Year Performance Period(1)
Orion rTSR	-23.70%
Index rTSR	53.01%
Threshold (85% of Index)	45.06%
Actual Payout	0.00%

(1)	For rTSR, the Company’s achievement percentage of rTSR for the Performance Period relative to the average of TSR percentage results for the Performance Period of two published indices: S&P SmallCap 600 Index, and the S&P 600 Chemicals Index (the average of the two percentage results, the “Average Index Total Shareholder Return”).

2019 PSU Award ROCE Actual Achievement and Payout for the Three-Year Performance Period (1)
Year	Target	Threshold	Actual Achievement	Actual Payout	Actual Payout based on 50% ROCE Measure
2021	21.9%	18.62%	19.5%	21.16%	10.85%
2020	21.9%	18.62%	10.6%	0.00%	0.00%
2019	21.9%	18.62%	14.9%	0.00%	0.00%

(1)	Return on Capital Employed is calculated by total Adjusted Earnings Before Interest and Taxes for the Performance Period divided by the total Capital Employed during the Performance Period.

Compensation Consultant Role: How Executive Pay is Established

The Compensation Committee, in consultation with management and with the advice and recommendation of the Compensation Committee’s independent compensation consultant, endeavors to establish levels of compensation that are competitive in the marketplace taking into account our pay-for-performance philosophy and core principle of driving growth of long-term shareholder value.

Since the Company’s initial public offering in July 2014, the Compensation Committee has engaged KF as its independent compensation consultant. In developing our compensation program and policies and setting pay levels, KF has assisted the Compensation Committee with reviewing elements of executive pay against a comparison peer group, as discussed below and advising the Compensation Committee on evolving best practices. In addition, from time to time, the Company purchases a compensation database from KF to use as a guideline for establishing competitive market pay rates and salaries.

The Compensation Committee has evaluated the independence of KF and concluded that KF did not provide any other compensation services to the Company during 2021, and was qualified to serve as an independent consultant to the Compensation Committee.

Compensation Committee Process and Management Risk

The Compensation Committee, which is comprised entirely of independent directors, is responsible for overseeing our executive compensation program. The Compensation Committee determines and approves all compensation and payment levels for the CEO and our other senior officers, including the other NEOs.

The Compensation Committee performs an annual review of the CEO’s goals and his performance in achieving such goals in each fiscal year and keeps the Board apprised of such evaluations. Our CEO reviews the performance of our other senior officers, including the NEOs (other than himself), and makes recommendations to the Compensation Committee regarding the compensation for those executive officers.

The Compensation Committee, with input from KF, determines each element of compensation for the CEO. The Compensation Committee also determines each element of compensation for the other NEOs based on consideration of each individual’s leadership qualities, operational performance, business responsibilities, tenure with the Company, current compensation arrangements and long-term potential to enhance shareholder value as well as input from KF and the CEO. The Compensation Committee is under no obligation to follow these recommendations. Executive officers and others may participate in discussions with the Compensation Committee when invited to do so.

The Compensation Committee also approves all salary increases, STI awards and LTIP grants for our NEOs.

Use of Peer Group Data

The Compensation Committee utilized KF to identify a peer group for the Company to perform an annual review of our executive compensation and to assess the competitiveness of our executive compensation program. Orion’s philosophy for senior executive pay, including NEO pay, is to provide target total compensation that is competitive with our peer group and general industry market data as provided by KF. We do not benchmark our NEO compensation to any specified level, and compensation levels of executives in our peer group is just one factor considered when setting compensation levels. In addition to market data, other factors, such as an individual’s experience, responsibilities, performance and long-term strategic value to Orion, are also considered by the Compensation Committee when making recommendations and decisions on compensation.

For 2021, KF provided market data on a peer group of 15 companies with revenues between $293 million and $3.4 billion (median revenues of $1.4 billion). Peer group compensation data was limited to information that is publicly reported and such data was used to evaluate the major components of compensation for our NEOs, including base pay, target annual bonus opportunity and long-term incentive opportunities. In accordance with the foregoing process and analysis, the Compensation Committee approved the following peer group of 15 companies in the specialty chemicals industry to provide a reference for pay decisions for 2021. The Compensation Committee annually reviews peer group companies to reflect merger & acquisition activity in the industry.

Tronox Holdings PLC	Minerals Technologies Inc.	HB Fuller Company
The Stepan Co.	Kraton Corporation	Ferro Corporation
Sensient Technologies Corporation	Innospec Inc.	Chase Corporation
Ecovyst, Inc.	WR Grace Corporation	Cabot Corporation
Avient Corporation	GCP Applied Technologies Inc.	Balchem Corporation

Pay Decision Factors

The Compensation Committee considers a number of factors when evaluating the pay levels of its NEOs. Factors include but are not limited to:

•	market reference data from our compensation peer group;
•	the NEO’s level of responsibility, performance, leadership, and experience;
•	the number of years the NEO has held the position;
•	the Company’s 2021 performance;
•	overall business strategy and business model;
•	the Company’s expected growth trajectory and constraints;
•	performance against our business tenets and long-term strategy;
•	rTSR and long-term shareholder value; and
•	the then-current economic environment.

Each NEO’s then-current target compensation provided the executive with an appropriate compensation opportunity, and later determined, based on the Company’s fiscal 2021 performance, that each NEO’s total fiscal 2021 compensation was appropriate in light of overall Company performance, the NEO’s personal performance, responsibility, experience and relative total shareholder return for 2021. For NEOs who are promoted or hired externally into their role, and whose total direct compensation is not competitive at the time of their promotion or hire, our philosophy is to bring such NEO’s compensation to benchmark levels used by the Committee generally over a three-year period.

Compensation Decisions for 2022

We conducted our annual review of market competitiveness of the compensation of our executive officers. As part of this review, we made market-based adjustments to the base salaries of our named executive officers.

Orion Engineered Carbons    2022 Proxy Statement   45

The table below sets forth the base salary, target STI and target LTI incentive opportunities for 2022 for each of our named executive officers.

Name	2022 Merit Increase	2022 Market Adjustment	Total 2022 Adjustment	2022 Base Salary $	2022 STI Target	2022 LTI Target
Corning F. Painter[1]	3.60%	1.06%	4.66%	1,000,000	100%	350%
Robert Hrivnak	3.60%	6.58%	10.18%	275,000	40%	25%
Sandra Niewiem[2]	3.40%	11.60%	15.00%	350,039	50%	50%
Pedro Riveros	3.60%	3.40%	7.00%	377,817	50%	50%
Carlos Quinones	3.60%	6.40%	10.00%	358,974	50%	50%

(1)	The committee approved an increase in Mr. Painter’s LTI target award in 2022 to 350% (from 300% in 2021) based on benchmarking/recommendations from KF.
(2)	Dr. Niewiem’s salary is paid in Euros and has been converted to US Dollars using the December 31, 2021 exchange rate of USD 1.134199.

Health and Welfare Benefits and Retirement Benefits

Our NEOs are generally eligible to participate in our broad-based employee benefit programs, which include certain retirement benefits based on the applicable individual’s jurisdiction, with matching contributions to a tax-qualified defined contribution plan for our NEOs in the U.S. and contributions to a defined contribution plan consistent with employees generally for our NEOs in Germany, group life insurance, long-term disability coverage, other group welfare benefit plans, and to receive an auto allowance per local norms, if applicable. We believe these benefits are required to remain competitive with our peers for executive talent. We do not provide any NEOs with excessive perquisites or other personal benefits.

Employment Agreements

Certain of the NEOs are party to an employment agreement describing the general terms of their employment with Orion. We believe these arrangements provide certainty to both Orion and the executive as to their rights and obligations to each other, including restrictive covenants and non-compete agreements.

Corning F. Painter

Mr. Corning F. Painter, our Chief Executive Officer, has an employment agreement (the “Painter Employment Agreement”) with the Company, which does not have a fixed term. The Painter Employment Agreement provides for a base salary, which is $955,500 annually at December 31, 2021, participation in the Company’s STI and LTIP, with an annual target bonus opportunity equal to 100% of base salary and annual LTI award with a target value equal to 300% of base salary (increased to 350% as of January 1, 2022). The Painter Employment Agreement provided for a one-time sign on bonus of $410,000 (paid in 2018) and an initial RSU grant with a value of $1,000,000 on the date of grant, generally subject to vesting over three years. Mr. Painter is also eligible for welfare and retirement benefits commensurate with the benefits offered to all other Orion employees, customary relocation benefits (which were paid in 2018), and certain severance benefits which are described below.

Robert Hrivnak

Mr. Robert Hrivnak, our Interim Chief Financial Officer and Chief Accounting Officer, is an at-will employee. Mr. Hrivnak’s base salary at December 31, 2021 was $249,600 annually and he is eligible to participate in the Company’s STI and LTIP, with an annual target bonus opportunity equal to 40% of base salary and annual LTI award with a target value equal to 25% of base salary. Starting October 27, 2021, Mr. Hrivnak serves as Interim CFO and he receives an additional monthly allowance equal to $10,000. Mr. Hrivnak is also eligible for welfare and retirement benefits commensurate with the benefits offered to all other Orion employees, and customary relocation benefits (which were paid in 2020). Mr. Hrivnak is also party to a restrictive covenants agreement that limits his ability to compete with and solicit employees of Orion during his employment and for a period of one year thereafter.

Sandra Niewiem

Dr. Sandra Niewiem, our SVP Global Specialties and EMEA Region, has entered into an employment agreement which governs the terms of her employment. Dr. Niewiem’s employment agreement is governed by German law and reflects customary terms of employment in such jurisdiction. Dr. Niewiem’s base salary at December 31, 2021 was $330,840 annually, and she was eligible to participate in the Company’s STI and LTIP, with an annual target bonus opportunity equal to 50% of base salary and annual LTI award with a target value equal to 50% of base salary. Dr. Niewiem is also eligible for welfare and retirement benefits commensurate with the benefits offered to all other Orion employees in Germany.

Pedro Riveros

Mr. Pedro Riveros, our SVP Global Rubber Carbon Black and Americas Region, is an at-will employee. Mr. Riveros’ base salary at December 31, 2021 was $353,100 annually and he is eligible to participate in the Company’s STI and LTIP, with an annual target bonus opportunity equal to 50% of base salary and annual LTI award with a target value equal to 50% of base salary. Mr. Riveros received a one-time grant of 17,284 RSUs upon his hire in 2019 with a value of $155,037 on the date of grant, subject to vesting over three years. Mr. Riveros is also eligible for welfare and retirement benefits commensurate with the benefits offered to all other Orion employees, and customary relocation benefits (which were paid in 2019). Mr. Riveros is also party to a restrictive covenants agreement that limits his ability to compete with and solicit employees of Orion during his employment and for a period of one year thereafter.

Carlos Quinones

Mr. Carlos Quinones, our Senior Vice President – Global Operations, is an at-will employee. Mr. Quinones’ base salary at December 31, 2021 was $326,240 annually. He is eligible to participate in the Company’s STI and LTIP, with an annual target bonus opportunity equal to 50% of base salary and annual LTI award with a target value equal to 50% of base salary. Mr. Quinones received a one- time grant of 17,284 RSUs upon his hire in 2019, with a value of $155,037 on the date of grant, subject to vesting over three years. Mr. Quinones is also eligible for welfare and retirement benefits commensurate with the benefits offered to all other Orion employees, and customary relocation benefits. Mr. Quinones is also party to a restrictive covenants agreement that limits his ability to compete with and solicit employees of Orion during his employment and for a period of one year thereafter.

Additional information on the terms and conditions of these agreements are described in the section entitled “Potential Payments and Benefits upon Termination or Change in Control” below.

Tax and Accounting Considerations

Generally, Section 162(m) of the Internal Revenue Code disallows a tax deduction to any publicly held corporation for any individual remuneration in excess of $1.0 million paid in any taxable year to its chief executive officer, chief financial officer, any of the corporation’s three most highly compensated executive officers for the prior fiscal year, or any individual who was one of the foregoing executives in any prior year. The Committee considers the applicability of Section 162(m) and accounting impact of compensation in designing our compensation programs but also considers numerous factors alongside the objectives of the executive compensation program and our compensation philosophy that may in some cases lead to the payment of compensation that is not deductible.

Stock Ownership Guidelines

Ownership of our Common Shares by our directors and executive officers is very important to align their interests with those of our shareholders. The Board has adopted guidelines requiring that our executive officers acquire and continuously hold a specified minimum level of our Common Shares. For our executive officers, we express these requirements as a multiple of annual base salary. The minimum stock ownership requirements by level are as follows:

Stock Ownership Guidelines
Chief Executive Officer	5X Base Salary
Chief Financial Officer	3X Base Salary
Senior Vice Presidents	2X Base Salary
Director	5X Annual Board Director Fee

Upon the appointment or election of a new director or executive officer, that person will be expected to reach full compliance with these requirements by the date that is five years after his or her first appointment or election.

Anti-Hedging, Pledging and Insider Trading Policy

Our directors and executive officers are required to comply with our Insider Trading Policy and may not use any strategies or products (such as derivative securities or short-selling techniques) to hedge against the potential decrease of our Common Shares, or enter into any form of hedging or monetization transaction involving our Common Shares. Our Insider Trading Policy prohibits the pledging of any Company stock as security by our directors or executive officers, and prohibits our employees, including our NEOs, from placing Company securities in a margin account with a broker-dealer at any time when the individual is aware of material, nonpublic information or is otherwise not permitted to trade in Company securities.

Recoupment Policy

Each of the LTI awards issued to our executives, including our NEOs, includes a recoupment (clawback) provision. The agreements provide that the Company shall have the right to determine in its sole discretion to recoup and the executive will be required to repay the Company, the value of any Common Shares or cash delivered in settlement of any award in the following three circumstances:

•	if the Company restates its financial statements materially downward;
•	the executive violates any non-competition, non-solicitation and confidentiality restrictions to which he or she is subject; or
•	the executive’s employment is terminated for cause.

Compensation Risk Assessment

The Compensation Committee of the Board provides risk oversight with respect to compensation of the Company’s employees, including the NEOs and other key officers. We believe we have established a short- and long-term compensation program that properly incentivizes desired performance and mitigates inappropriate risk-taking.

Orion Engineered Carbons    2022 Proxy Statement   47

The Compensation Committee oversees the Company’s executive compensation program and annually reviews the program against the Company’s strategic goals, industry practices and emerging trends in order to ensure alignment with shareholder interests. The Compensation Committee believes that our performance-based bonus and equity programs provide executives with incentives to create long-term shareholder value.

As part of this evaluation, the Compensation Committee considers whether the program components encourage or otherwise promote the taking of inappropriate or unacceptable risks that could threaten the Company’s long-term value. Based on this review, the Compensation Committee believes that many features of the Company’s compensation program which are designed to effectively promote the creation of long-term value, discourage behavior that leads to excessive risk, and mitigate the material risks associated with executive and other compensation programs.

These features for 2021 are as follows:

•	A mix of elements so that the compensation mix is not overly focused on either short-term or long-term incentives.
•	Our STI program is based on financial metrics that are objective and drive long-term shareholder value. Moreover, the Compensation Committee attempts to set ranges for these measures that encourage success without encouraging excessive risk-taking to achieve short-term results.
•	Our compensation program does not allow for unlimited payments, and annual incentive award caps limit the extent that employees could potentially profit by taking on excessive risk.
•	A significant portion of our LTIP (70%) is issued as PSUs based on ROCE and rTSR which are objective and drive long-term shareholder value.
•	Our 2021 PSUs vest based on a three-year performance period which encourages executives to attain sustained performance over several years, rather than performance in a single period.
•	We have robust stock ownership guidelines which align the interests of our executive officers with the long-term interests of our shareholders and encourage our executives to execute our strategies for growth in a prudent manner.
•	The demonstrated ability to make timely changes to the executive compensation program as needed.

Based on its most recent review, management and the Compensation Committee do not believe that the compensation policies and practices of the Company create risks that are reasonably likely to have a material adverse effect on the Company.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Dan F. Smith (Chair)
Paul Huck
Didier Miraton

The foregoing report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation of Our Named Executive Officers and Directors

Summary Compensation Table

The following table provides information concerning compensation of our NEOs – our Chief Executive Officer, our Chief Financial Officer, the three most highly compensated other executive officers of Orion at the end of 2021.

Name and Principal Position	Year	Base Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Non-Equity Incentive Compensation Plan(4) ($)	All Other Compensation(7) ($)	Total ($)
Corning F. Painter Chief Executive Officer	2021	955,500	—	3,603,048	1,326,234	14,500	5,899,282
	2020	612,850	—	1,820,368	437,750	11,400	2,882,368
	2019	875,500	—	2,626,500	240,763	11,200	3,753,963
Lorin Crenshaw(5) Chief Financial Officer (until October 27, 2021)	2021	375,077	500	804,045	—	14,500	1,194,122
	2020	388,308	80,000	277,221	130,000	108,387	983,916
	2019	53,846	100,000	266,668	11,917	23,605	456,036
Robert Hrivnak Chief Financial Officer (from October 27, 2021)	2021	247,200	—	170,797	151,390	14,500	583,888
Sandra Niewiem(6) SVP, Carbon Black and EMEA Region	2021	305,512	—	169,690	212,025	46,352	733,580
	2020	268,509	—	86,319	69,089	47,142	471,058
	2019	225,175	—	103,027	39,498	42,584	410,284
Pedro Riveros SVP, Global Rubber Carbon Black and Americas Region	2021	353,100	—	223,201	245,051	14,500	835,853
	2020	320,354	50,000	114,353	82,500	11,400	578,607
	2019	175,154	—	457,500	43,313	119,966	795,933
Carlos Quinones SVP, Global Operations	2021	326,340	—	206,461	226,480	14,500	773,781
	2020	305,792	—	109,162	78,750	11,400	505,104
(1)	In response to the COVID-19 pandemic, Dr. Niewiem and Messers. Riveros, Crenshaw and Quinones elected to take a 10% reduction in base salary effective May 1, 2020. Mr. Painter voluntarily elected to take a 50% reduction in his base salary effective May 1, 2020. Base salary was restored to pre-reduction levels on January 1, 2021.
(2)	The amount included in this column for Messrs. Crenshaw and Hrivnak include sign-on cash bonuses of $180,000 and $25,000, respectively. Mr. Crenshaw received a $500 vaccination bonus along with our CEO, NEOs and U.S. based employees. Our CEO and NEOs excluding Mr. Crenshaw decided to refund their vaccination bonus to the Company. At the time of these decisions, Mr. Crenshaw had already left the Company. Mr. Riveros received a $50,000 recognition award in 2020 that was not previously reported.
(3)	Reflects the fair market value of target RSUs and PSUs at grant date. The grant date fair value of these awards was calculated in accordance with FASB ASC 718, Compensation – Stock Compensation (“FASB ASC 718”) which, for PSUS, is based on the probable outcome of the performance conditions. See Note M to our consolidated financial statements included in our 2021 Annual Report, regarding assumptions underlying valuations of equity awards. The value for each PSU award, granted under the LTI Plan, as of the grant date, assuming the maximum level of performance, is $,5,134,325 $2,362,110 and $1,815,797 for Mr. Painter for 2021, 2020 and 2019 respectively, $77,204 for Mr. Hrivnak for 2021, $240,796, $112,008 and $71,226 for Mrs. Niewiem for 2021, 2020 and 2019 respectively, $318,060, $148,393 and $60,974 for Mr. Riveros for 2021, 2020 and 2019 respectively and $294,206 and $141,645 for Mr. Quinones for 2021 and 2020 respectively. Mr. Hrivnak was not a NEO in the years prior to 2021 and Mr. Quinones was not a NEO in the years prior to 2020. Mr. Crenshaw forfeited his 2019, 2020 and 2021 PSUs upon his resignation from the Company.

(4)	Represents the annual cash incentive award earned by December 31, 2021 in respect of the 2021 performance year under our STI Plan and paid in calendar year 2022.
(5)	Mr. Crenshaw resigned from the Company in 2021. His last day as an employee of the Company was November 21, 2021 and his last day as CFO was October 27, 2021. Mr. Crenshaw forfeited his 2021 STI bonus as a result of his resignation.
(6)	Dr. Niewiem’s salary is paid in Euros and has been converted to US Dollars using the December 31, 2021 exchange rate of USD 1.134199.
(7)	Amounts in this column represent the following benefits available to our NEOs, including relocation, matching benefits to 401(k) contributions and assignment allowances:

Orion Engineered Carbons    2022 Proxy Statement   49

Name and Principal Position	Year	Retirement Contributions ($)	Car Lease ($)	Relocation(1) ($)	Total ($)
Corning F. Painter Chief Executive Officer	2021	14,500	—	—	14,500
	2020	11,400	—	—	11,400
	2019	11,200	—	—	11,200
Lorin Crenshaw Chief Financial Officer (until October 27, 2021)	2021	14,500	—	—	14,500
	2020	10,260	—	98,127	108,387
	2019	615	—	22,990	23,605
Robert Hrivnak Chief Financial Officer (from October 27, 2021)	2021	14,500	—	—	14,500
Sandra Niewiem(2) SVP, Carbon Black and EMEA Region	2021	39,917	6,434	—	46,352
	2020	40,265	6,877	—	47,142
	2019	37,288	5,296	—	42,584
Pedro Riveros SVP, Global Rubber Carbon Black and Americas Region	2021	14,500	—	—	14,500
	2020	11,400	—	—	11,400
	2019	—	—	119,966	119,966
Carlos Quinones Former SVP, Global Operations	2021	14,500	—	—	14,500
	2020	11,400	—	—	11,400

(1)	The amounts in this column represent relocation costs in connection with Messrs. Crenshaw and Riveros business-related relocations to Houston, Texas, which are consistent with the Company’s standard Relocation Policy offered to all employees who receive a relocation package.
(2)	Dr. Niewiem’s retirement contribution amount reflects ordinary contributions to the defined contribution plan generally maintained for our employees in Germany.

Grants of Plan-Based Awards for 2021

	Grant Date	Approval Date	Type of Award	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock Awards(4) ($)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Corning F. Painter			STI	477,750	955,500	1,911,000
	10/6/2021	01/21/2021	PSU				65,539	131,078	262,156		2,567,163
	10/6/2021	01/21/2021	RSU							56,176	1,035,885
Lorin Crenshaw(5)			STI	137,800	275,600	551,200
	10/6/2021	01/21/2021	PSU				14,626	29,251	58,502		572,881
	10/6/2021	01/21/2021	RSU							12,536	231,164
Robert Hrivnak(6)			STI	49,920	99,840	199,680
	10/6/2021	01/21/2021	PSU				986	1,971	3,942		38,602
	10/6/2021	01/21/2021	RSU							1,971	36,345
	11/1/2021	10/23/2021	RSU							5,000	95,850
Sandra Niewiem			STI	76,378	152,756	305,512
	10/6/2021	01/21/2021	PSU				3,087	6,173	12,346		120,898
	10/6/2021	01/21/2021	RSU							2,646	48,792
Pedro Riveros			STI	88,275	176,550	353,100
	10/6/2021	01/21/2021	PSU				4,060	8,120	16,240		159,030
	10/6/2021	01/21/2021	RSU							3,480	64,171
Carlos Quinones			STI	81,585	163,170	326,340
	10/6/2021	01/21/2021	PSU				3,756	7,511	15,022		147,103
	10/6/2021	01/21/2021	RSU							3,219	59,358
(1)	Actual non-equity incentive plan payouts for 2021 are discussed in the section “Target Compensation Mix 2021”.
(2)	PSU equity awards granted in 2021 have a three-year cliff vesting upon achievement of established performance metrics.
(3)	RSUs granted in 2021 are scheduled to vest as to 1/3rd on each of January 1, 2022, January 1, 2023, and January 1, 2024.
(4)	Represents the grant date fair value of stock awards as computed in accordance with FASB ASC 718.
(5)	Mr. Crenshaw forfeited his STI payment and 18,352 RSUs and 37,823 PSUs as a result of his resignation.
(6)	Mr. Hrivnak received an additional RSU grant on November 1, 2021, upon the commencement of his interim CFO role. These RSUs vest in equal installments over three years, subject to continued employment.

Outstanding Equity Awards at December 31, 2021

The following table provides information on RSUs and PSUs granted under the Plan to each of our NEOs and outstanding at December 31, 2021.

Name(1)	Grant Date	Number of Shares or Units of Stock That Have Not Vested(2)	Market Value of Shares or Units of Stock That Have Not Vested(3)	Equity Incentive Plan Awards: # of Unearned Shares, Units or Other Rights That Have Not Vested(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
		(#)	($)	(#)	($)
Corning F. Painter	10/6/2021	56,176	1,031,391	131,078	1,804,944
	9/30/2020	43,654	801,487	101,859	935,066
Robert Hrivnak	10/6/2021	1,971	36,188	971	18,094
	11/1/2021	5,000	91,800	—	—
	9/30/2020	623	11,438	923	5,719
Sandra Niewiem	10/6/2021	2,646	48,581	6,173	85,002
	9/30/2020	2,070	38,005	4,830	44,339
Pedro Riveros(5)	10/6/2021	3,480	63,893	8,120	111,812
	9/30/2020	2,742	50,343	6,399	58,743
	6/30/2019	5,761	105,778	—	—
Carlos Quinones(5)	10/6/2021	3,219	59,101	7,511	103,426
	9/30/2020	2,618	48,066	6,108	56,071
	6/30/2019	5,761	105,778	—	—

(1)	Mr. Crenshaw forfeited his 18,352 RSUs and 37,823 PSUs as a result of his resignation and is therefore not included in this table.
(2)	These RSUs reflect the time-based portion of the 2021 LTI Program. The RSUs vest in equal annual installments over three years. RSUs will be settled in Common Shares at the end of the three-year period.
(3)	The value of RSUs and PSUs that have not vested is based on the closing stock price of $18.36 per Common Share on December 31, 2021, the last trading day of 2021.
(4)	Values in this column represent the target number of PSUs awarded to each NEO for 2021 and 2020. PSUs vest upon the date the Compensation Committee determines the actual results for the applicable three-year performance period and generally require the recipient to continue to be employed through the determination date. The PSUs will be settled in Common Shares. The performance period for the 2021 PSUs is from January 1, 2021 to December 31, 2023 and for the 2020 PSUs is from January 1, 2020 to December 31, 2022.
(5)	Messrs. Riveros and Quinones each received a sign-on RSU grant on June 30, 2019, that vests in equal installments over three years, subject to continued employment. For Messrs. Riveros and Quinones, 5,761 RSUs will vest on June 30 of 2022.

Option Exercises and Stock Vested for 2021

The following table sets forth as to each of the NEOs information on exercises of options to purchase our Common Shares and the vesting of restricted shares of our Common Shares during 2021.

Name	Position	Year	Option Awards		Stock Awards
			Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Corning F. Painter	CEO	2021	—	—	36,560	633,563
Lorin Crenshaw(2)	CFO (until October 27, 2021)	2021	—	—	6,035	109,354
Robert Hrivnak	CFO (from October 27, 2021)	2021	—	—	208	3,565
Sandra Niewiem	SVP, Global Specialty Carbon Black and EMEA Region	2021	—	—	1,085	18,597
Pedro Riveros	SVP, Global Rubber Carbon Black and Americas Region	2021	—	—	7,010	130,809
Carlos Quinones	SVP, Global Operations	2021	—	—	6,986	130,397
(1)	Represents the pre-tax value realized on stock awards that vested during the fiscal year, computed by multiplying the number of shares acquired on vesting by the closing price of common stock on the vesting date or the preceding trading date if the market is closed on the vesting date.
(2)	The 6,035 shares for Mr. Crenshaw include the 3rd tranche of his 2019 sign-on RSUs, the third tranche of his annual 2019 RSU award, and the second tranche of the annual 2020 RSU award. He forfeited the remaining ranches including 18,352 RSUs and 37,823 PSUs as a result of his resignation.

Orion Engineered Carbons    2022 Proxy Statement   51

Our CEO to Median Employee Pay Ratio for 2021 was 68:1

We believe our executive compensation program must be consistent and internally equitable to motivate our employees to perform in ways that enhance shareholder value. We are committed to internal pay equity, and the Compensation Committee monitors the relationship between the pay of our executive officers and the pay of our non-executive employees. As of December 31, 2021, the Company employed 1,475 persons.

In accordance with SEC requirements, the median paid employee may be identified once every three years if there has been no change to employee population or compensation arrangements that would result in a significant change to our pay ratio disclosure. As there were no significant changes in our employee population nor our employee compensation in 2021 that significantly impact our pay ratio disclosure, the employee representing the median- paid employee is the same employee that we had identified in 2020 to calculate our 2020 CEO pay ratio.

For 2021, we identified the median employee by using the annualized 2021 COLA-adjusted compensation for all individuals who were employed by us (whether employed on a full-time, part- time, or seasonal basis) on December 31, 2021, the last pay day of our fiscal year.

To determine the total annual compensation for the CEO and median employee for purposes of the CEO pay ratio, the following pay elements were considered:

•   2021 Annualized base salary

•   Accrued 2021 STI Compensation

•   2021 PSUs granted

•   2021 RSUs granted

For 2021:

•   the median of the annual total compensation of all employees of our Company (other than our CEO), was $86,308; and

•   the annual total compensation of our CEO, as reported in the Summary Compensation Table presented elsewhere in this Proxy Statement, was $5,899,282.

•   Based on this information, the ratio of the annual total compensation of Mr. Painter, our CEO, to the median of the annual total compensation of all employees was 68 to 1.

We believe that the above pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. In addition, because the SEC rules for identifying the median employee allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Potential Payments and Benefits Upon Termination or Change in Control

NEO Employment Agreements and Offer Letters

Corning F. Painter

The Painter Employment Agreement provides certain severance benefits to be provided to Mr. Painter in the event of involuntary termination of his employment. In the event that, Orion terminates Mr. Painter’s employment other than for Cause (as defined below), or if he resigns for Good Reason (as defined below), Mr. Painter will be entitled to receive the following severance benefits: (1) cash severance in an amount equal to the sum of Mr. Painter’s then current salary plus his target annual cash bonus for the year in which the termination occurs, and (2) subject to Mr. Painter’s timely election, one year of continued health care coverage with premiums to be paid at active employee rates (or cash payments in lieu thereof). In addition, in such circumstances Mr. Painter’s 2018 sign-on RSU grant will immediately vest in full to the extent it is then unvested.

In the event that Orion terminates Mr. Painter without cause or he resigns for Good Reason within one year following a “change in control” of Orion (as defined in Orion’s 2014 Omnibus Incentive Compensation Plan), Mr. Painter will be entitled to enhanced severance benefits as follows: (1) cash severance equal to three times his then current salary plus his target annual cash bonus for the year in which the termination occurs, (2) three years of company paid health care coverage with premiums (or cash payments in lieu thereof ), and (3) all equity-based awards granted to Mr. Painter within the initial twelve (12) months following his start date, which includes his 2018 RSU grant and 2019 RSU.

If Mr. Painter’s employment is terminated as a result of his death or disability, he will be entitled to prorated severance benefits based on the remaining portion of the fiscal year in which such termination occurs. Any cash severance payable to Mr. Painter must be paid in equal monthly installments, except in case of death, in which case payments shall be made in a lump sum. All severance benefits (other than in the case of his death) are subject to Mr. Painter’s execution of a release of claims in favor of Orion and continued compliance with certain restrictive covenants for the duration of the severance period (one year, or three years if termination occurs within one year following a Change in Control), including non-competition, non-solicitation of employees, non-disparagement and confidentiality restrictions.

The Painter Employment Agreement provides that “Cause” means one of the following events: (1) his conviction, whether following trial or by plea of guilty or nolo contendere (or similar plea) in a criminal proceeding (a) on a misdemeanor charge involving fraud, false statements or misleading omissions, wrongful taking, embezzlement, bribery, forgery, counterfeiting or extortion, or any other crime involving moral turpitude, (b) on a felony charge or (c) on an equivalent charge to those in clauses (a) and (b) in jurisdictions which do not use those designations; (2) his continued material failure to perform his duties after notice from Orion; (3) his engagement in illegal conduct or gross misconduct, in either case, that causes material financial or reputational harm to Orion; (4) his material violation of Orion’s codes of conduct or any other Orion policy as in effect from time to time; or (5) his breach of any of the material terms of any agreement with Orion, in the case of (2), (4) and (5), subject to his failure to remedy to the reasonable satisfaction of the Company within 30 days after written notice is delivered by the Company to him setting forth in reasonable detail the basis of “Cause,” if such act is curable, as determined in good faith by Orion. An event will not constitute Cause unless the Company gives him notice of termination within 90 days after the Board becomes aware that an event constituting Cause has occurred describing in reasonable detail the event constituting Cause.

The Painter Employment Agreement provides that “Good Reason” means one of the following events, without Mr. Painter’s consent: (1) his position, duties, or authority are materially diminished; (2) his annual base salary is reduced or another material element of his compensation is reduced or eliminated; (3) he is relocated to an office that is more than 100 miles from Houston; or (4) a breach of any of the material terms of his employment agreement or any other agreement between Mr. Painter and Orion, subject to the applicable notice and cure periods.

Pedro Riveros/Carlos Quinones

Messrs. Riveros and Quinones’ employment is “at- will” and may be terminated at any time without triggering a contractual requirement for severance benefit, however, in the event that, Orion terminates the executive’s employment other than for cause, if they resign for “good reason” (as defined in the RSU grant agreement), or the executive’s employment is otherwise terminated as a result of death or disability, the 2019 sign-on RSU granted to the executive will immediately vest in full to the extent it is then unvested.

Robert Hrivnak

Mr. Hrivnak’s employment is “at- will” and may be terminated at any time without triggering a contractual requirement for severance benefit.

Sandra Niewiem

Dr. Niewiem is not entitled to any specific severance in the event of an involuntary termination of her employment, however, upon any such termination, she may be eligible to severance in accordance with German law, which is typically negotiated at the time of termination and is dependent on the specific facts and circumstances at the time of departure.

Except as described above, none of the other NEOs are entitled to any severance or change in control benefits, nor is any NEO entitled to any gross-up for any penalty taxes incurred in connection with a change in control of Orion or similar event.

Equity Award Provisions

Our 2014 Omnibus Incentive Compensation Plan provides the Compensation Committee with flexibility as to the treatment of outstanding equity awards in the event of a change in control of Orion or similar transaction, except as may otherwise be provided in the individual’s award agreement. We generally do not provide for acceleration of vesting of any outstanding equity awards in the event of a change in control, nor do we provide for accelerated vesting upon termination of employment except in limited circumstances such as sign-on equity grants as described below.

With respect to the PSUs issued to our NEOs, if the recipient’s employment is terminated by Orion without cause or as a result of the executive’s death, disability, termination by the Company without Cause, or a resignation by the Participant with Good Reason, all outstanding PSUs are eligible to vest based on actual performance at the end of the performance period, on a prorated basis based on the number of completed months of employment during the performance period prior to the termination date. In case of retirement, the NEOs will receive similar treatment of their PSUs if they worked at least one year since the beginning of the three-year performance period. If they worked less than one year since the beginning of the performance period and their employment terminates due to retirement within that first year, all PSUs will forfeit.

In the event of a change in control of Orion or similar transaction, the treatment of RSUs is subject to the discretion of the Compensation Committee. We do not provide for single trigger vesting of our PSUs in the event of a change in control of Orion, and instead, any outstanding PSUs shall remain eligible to vest on the earlier of the one-year anniversary of the change in control or the scheduled service vesting date, based on actual achievement of adjusted performance targets through the date of the change in control. If any executive’s employment is terminated by reason of his death, disability, termination by Orion without cause, or resignation by the executive for good reason within one year following a change in control, then the executive’s outstanding PSUs shall immediately vest based on performance through the date of the change in control.

Orion Engineered Carbons    2022 Proxy Statement   53

The following table sets forth the potential payments that would have been due to our named executive officers upon involuntary termination and/or a change of control as of December 31, 2021:

Name	Reason for Employment Termination	Estimated Value of Cash Severance Payments(1) ($)	Health Benefits(2) ($)	Estimated Value of PSU Acceleration(3) ($)	Estimated Value of RSU Acceleration(4) ($)	Total ($)
Corning F. Painter	Involuntary Termination w/o Cause, or Resignation for Good Reason (No CIC)	1,911,000	14,594	2,047,163	—	3,972,757
	Involuntary Termination w/o Cause, or Resignation for Good Reason after a Change in Control	5,733,000	43,782	—	—	5,776,782
	Death or Disability	1,911,000	—	2,047,163	—	3,958,163
Robert Hrivnak	Involuntary Termination w/o Cause, or Resignation for Good Reason (No CIC)	—	—	19,606	—	19,606
	Involuntary Termination w/o Cause, or Resignation for Good Reason after a Change in Control	—	—	—	—	—
	Death or Disability	—	—	19,606		19,606
Sandra Niewiem(5)	Involuntary Termination w/o Cause, or Resignation for Good Reason (No CIC)	—	—	96,816	—	96,816
	Involuntary Termination w/o Cause, or Resignation for Good Reason after a Change in Control	—	—	—	—	—
	Death or Disability	—	—	96,816	—	96,816
Pedro Riveros	Involuntary Termination w/o Cause, or Resignation for Good Reason (No CIC)	—	—	127.913	105,778	233,691
	Involuntary Termination w/o Cause, or Resignation for Good Reason after a Change in Control	—	—	—	—	—
	Death or Disability	—	—	127,913	—	127,913
Carlos Quinones	Involuntary Termination w/o Cause, or Resignation for Good Reason (No CIC)	—	—	120,643	105,778	226,421
	Involuntary Termination w/o Cause, or Resignation for Good Reason after a Change in Control	—	—	—	—	—
	Death or Disability	—	—	120,643	—	120,643
(1)	Only Mr. Corning F. Painter is entitled to cash severance payments per his employment agreement. Absent a change in control, Mr. Painter is entitled to a cash payment equal to the sum of his base salary and target bonus for the year of termination, which is payable in installments, subject to execution of a release of claims and continued compliance with restrictive covenants. In the event such termination occurs within one year following a change in control, the severance is enhanced to three times his base salary plus target bonus.
(2)	This amount reflects the estimated cost of continued health care benefits for a period of one year if such termination occurs in the absence of a change in control, and three years if such termination occurs within one year following a change in control.
(3)	PSUs vest based on achievement of adjusted performance targets through the date of the change in control which has been assumed to be target level for purposes of this disclosure and the amount shown is the value of the accelerated vesting of PSUs on a prorated basis with the numerator being the number of months passed since the vesting commencement data and the denominator being 36. The value is based on the closing stock price of our Common Shares on the NYSE of $18.36 on December 31, 2021, the last business day of 2021. Such acceleration is also triggered in the event that the termination is due to the executive’s disability or death.
(4)	Messrs. Riveros’ and Quinones’ sign-on RSU grant vests in full upon termination without cause or resignation for good reason and the amount shown includes the value of these RSUs based on the closing stock price of our Common Shares on the NYSE of $18.36 on December 31, 2021, the last business day of 2021.
(5)	Dr. Niewiem is not entitled to any fixed severance but if she were to be terminated by Orion without cause, she may be eligible to receive severance in accordance with German law, which is typically negotiated at the time of termination and is dependent on the specific facts and circumstances at the time of departure.

Director Compensation

The Compensation Committee is responsible for evaluating and approving compensation for our directors. The following table contains compensation awarded to or earned by our directors in respect of services performed as a director during 2021. The compensation paid to Mr. Painter, our CEO, is disclosed in the Summary Compensation Table below. Mr. Painter did not receive any additional compensation for his services on the Board.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(3) ($)	Total ($)
Kerry Galvin	115,000	100,000	215,000
Paul Huck	125,000	100,000	225,000
Mary Lindsey	100,000	100,000	200,000
Didier Miraton	100,000	100,000	200,000
Yi Hyon Paik	100,000	100,000	200,000
Dan F. Smith	230,000	100,000	330,000
Hans-Dietrich Winkhaus	100,000	100,000	200,000
Michel Wurth(4)	100,000	100,000	200,000
(1)	Amounts earned during the fiscal year 2021 are shown.
(2)	The amounts shown reflect the June 24, 2021, grant date fair value of restricted shares of stock granted to our directors for services performed in 2021, determined in accordance with FASB ASC 718. See note M. to our consolidated financial statements included in our 2021 Annual Report regarding assumptions underlying valuations of equity awards.
(3)	On June 30, 2021, each non-executive director was granted 5,347 shares of restricted stock, valued at $100,000 on June 24, 2021, which was the date of the 2021 Annual General Meeting, for director services for 2021 which vest on the day prior to the 2022 Annual General Meeting (vesting date). The grants automatically become fully vested subject to the directors’ service as a member of the Board of Directors through the vesting date.
(4)	Mr. Wurth is a Luxembourg resident, and his fees are subject to a 17% VAT (which equals USD 8,500 for the second half the year 2021).

As described in the table above, our directors received compensation in 2021 for their services as a member of the Board as follows:

•   Cash payment in respect of meeting fees and annual retainer to each non-executive director of $100,000;

•   The non-executive chairman of the Board received an additional retainer of $105,000;

•   the chairman of the Audit Committee of the Board received an additional retainer of $25,000;

•   the chairman of the Compensation Committee of the Board received an additional retainer of $20,000;

•   the chairman of the Nominating, Sustainability and Governance Committee received an additional retainer of $15,000;

•   each non-executive director (thus excluding Mr. Painter) received a grant of restricted stock with a value of $100,000 on the date of grant, subject to vesting only if the director serves the full term she/he was appointed for by the Annual General Meeting of 2021;

•   Reimbursement for reasonable out-of-pocket expenses incurred for travel in connection with attendance in person at Board or committee meetings;

•   All elements of the director compensation program are paid currently and directors may not defer any portion of their annual compensation, nor does Orion sponsor any program that would allow for a deferral of any such compensation.

During early 2020, the Compensation Committee reviewed the Company’s director compensation compared to director compensation of U.S. public companies in our peer group, as described more fully below, and determined in consultation with its independent compensation consultant, KF, that it was appropriate to change the director compensation levels to be more competitive with our peer group and to streamline the compensation program. In line with this, the 2020 Annual General Meeting approved changes to the director compensation program for 2021 which, subject to a respective shareholder vote, will continue to take effect as of January 2022, (with a $5,000 retainer increase for the chairman of the Nominating, Sustainability and Governance Committee) and will include the following features:

•   each non-executive director shall receive a cash retainer of $100,000 and restricted Common Shares of the Company in value of $100,000 at the time of issuance, whereby the Common Shares shall only become fully vested if the director serves the full term she/he was appointed for;

•   the non-executive Chairman of the Board shall receive an additional retainer of $105,000;

•   the Chairman of the Audit Committee of the Board shall receive an additional retainer of $25,000;

•   the Chairman of the Compensation Committee of the Board shall receive an additional retainer of $20,000;

•   the Chairman of the Nominating, Sustainability and Governance Committee of the Board shall receive an additional retainer of $20,000; and

•   no additional meeting or committee fees.

Orion Engineered Carbons    2022 Proxy Statement   55

Proposal 4—Approval of the Annual Accounts of the Company for the Financial Year that Ended on December 31, 2021

Pursuant to Luxembourg law, the annual accounts must be submitted each year to shareholders for approval at the Annual General Meeting of shareholders. Pursuant to Luxembourg law, following shareholder approval of the annual accounts, such accounts must be filed with the Luxembourg trade registry as public documents.

We are asking our shareholders to approve the following resolutions regarding the approval of the annual accounts of the Company:

RESOLVED, that the shareholders of Orion Engineered Carbons S.A. (the “Company”) hereby approve, the annual accounts of the Company in accordance with Lux GAAP for the financial year that ended on December 31, 2021, after due consideration of the report from the independent auditor on such annual accounts.

Required Vote

Resolutions at the Annual General Meeting of Shareholders are adopted by a simple majority of the votes validly cast, regardless of the proportion of the issued share capital of the Company present or represented at such meeting. Abstentions, broker non-votes and nil votes will not be taken into account.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE ANNUAL ACCOUNTS OF THE COMPANY FOR THE FINANCIAL YEAR ENDED ON DECEMBER 31, 2021.

Proposal 5—Approval of the Consolidated Financial Statements of the Company for the Financial Year that Ended on December 31, 2021

Pursuant to Luxembourg law, the consolidated financial statements must be submitted each year to shareholders for approval at the Annual General Meeting of shareholders. Pursuant to Luxembourg law, following shareholder approval of the consolidated financial statements, such consolidated financial statements must be filed with the Luxembourg trade registry as public documents.

We are asking our shareholders to approve the following resolution regarding the approval of the consolidated financial statements of the Company:

RESOLVED, that the shareholders of the Company hereby approve, the consolidated financial statements of the Company in accordance with U.S. GAAP for the financial year that ended on December 31, 2021, after due consideration of the report from the independent registered public accounting firm on such consolidated financial statements.

Required Vote

Resolutions at the Annual General Meeting of Shareholders are adopted by a simple majority of the votes validly cast, regardless of the proportion of the issued share capital of the Company present or represented at such meeting. Abstentions, broker non-votes and nil votes will not be taken into account.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY FOR THE FINANCIAL YEAR ENDED ON DECEMBER 31, 2021.

Orion Engineered Carbons    2022 Proxy Statement   57

Proposal 6—Allocation of Results of the Financial Year 2021

Pursuant to Luxembourg law, the shareholders must decide how to allocate the results of the previous financial year based on the Luxembourg annual accounts. In the event the Company has profits, the Company’s Board may propose to shareholders to either distribute those profits or retain such earnings. In the event of losses, the Board must generally propose that such losses be carried forward to the following year.

We are asking our shareholders to approve the following resolution regarding the allocation of results of the financial year 2021:

RESOLVED, that the shareholders of Orion Engineered Carbons S.A. (the "Company") hereby approved that from a profit of the Company for the 2021 Financial Year in the amount of EUR 50,884,068.17 (i) an amount of EUR 26,297.00 should be allocated to the legal reserve, (ii) an aggregated amount of EUR 1,094,464.77 has been declared as interim dividends and (iii) an amount of EUR 49,763,306.40 shall be carried forward to the next financial year resulting in a total accrued profit carried forward in the amount of EUR 98,981,083.25.

The Board further proposes to the shareholders to approve the interim dividends in the aggregated amount of EUR 1,094,464.77 (including the interim dividend in the amount of USD 1,253,943.90, corresponding to an amount of EUR 1,079,404.23, declared by the Company on 29 October 2021).

The consolidated financial statements together with the report of the independent auditor on such annual accounts are available on the Company’s website and at the registered office of the Company.

Required Vote

Resolutions at the Annual General Meeting of Shareholders are adopted by a simple majority of the votes validly cast, regardless of the proportion of the issued share capital of the Company present or represented at such meeting. Abstentions, broker non-votes and nil votes will not be taken into account.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE ALLOCATION OF RESULTS AND APPROVAL OF THE INTERIM DIVIDENDS.

Proposal 7—Discharge of the Members of the Board of Directors of the Company

As in previous years, Luxembourg Law requires that upon approval of the Company’s annual accounts and consolidated financial statements, the Shareholders present at the Annual General Meeting must vote as to whether the members of the Board of Directors during the financial year that ended on December 31, 2021, shall be discharged from any liability in connection with the performance of their mandates, including the management of the Company’s affairs, during such period.

We are asking our shareholders to approve the following resolution regarding the discharge of the members of the Company:

RESOLVED, that the shareholders of Orion Engineered Carbons S.A. (the “Company”) hereby resolve to discharge the members of the Board of Directors, for the performance of their mandates during the financial year that ended on December 31, 2021, including discharge from any liability in connection with the performance of their mandates, including the management of the Company’s affairs during such period.

Required Vote

Resolutions at the Annual General Meeting of Shareholders are adopted by a simple majority of the votes validly cast, regardless of the proportion of the issued share capital of the Company present or represented at such meeting. Abstentions, broker non-votes and nil votes will not be taken into account.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE DISCHARGE OF THE MEMBERS OF THE BOARD OF DIRECTORS OF THE COMPANY.

Orion Engineered Carbons    2022 Proxy Statement   59

Proposal 8—Discharge of the Independent Auditor of the Company

Pursuant to Luxembourg law, the shareholders must decide whether to give discharge to the independent auditor, Ernst & Young, Luxembourg, Société anonyme – Cabinet de revision agréé, for the performance of their duties during the previous financial year at the time the annual accounts of such year are presented to the shareholders for approval. The granting of discharge to the independent auditor bars the shareholders from holding the auditors liable in relation to factual matters revealed by and contained in the annual accounts.

We are asking our shareholders to approve the following resolution regarding the discharge of the independent auditor of the Company:

RESOLVED, that the shareholders of Orion Engineered Carbons S.A. (the “Company”) hereby resolve to discharge the independent auditor from any liability in connection with the performance of its mandate during the financial year that ended on December 31, 2021, including the audit of the Company’s annual accounts and consolidated financial statements for such period.

Required Vote

Resolutions at the Annual General Meeting of Shareholders are adopted by a simple majority of the votes validly cast, regardless of the proportion of the issued share capital of the Company present or represented at such meeting. Abstentions, broker non-votes and nil votes will not be taken into account.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE DISCHARGE OF THE INDEPENDENT AUDITOR OF THE COMPANY.

Report of the Audit Committee

The Audit Committee meets the definition of an audit committee as set forth in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and operates under a written charter adopted by the Board. Each member of the Audit Committee is independent and financially literate in the judgment of the Board and as required by the Sarbanes-Oxley Act and applicable SEC and New York Stock Exchange (“NYSE”) rules. The Board has also determined that Messrs. Huck and Winkhaus qualify as “audit committee financial experts,” as defined under SEC regulations.

Management is responsible for our internal controls and the financial reporting process. Ernst & Young, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements and internal controls in accordance with standards of the Public Company Accounting Oversight Board (the “PCAOB”) and for issuing reports thereon.

The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2021. Further, the Audit Committee has discussed with Ernst & Young the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, including the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2021, critical audit matters disclosed in Ernst & Young’s 2021 report, Ernst & Young’s responsibility under generally accepted auditing standards, significant accounting policies, significant risks and exposures identified by management, management’s judgments and accounting estimates, any audit adjustments, related party transactions and other unusual transactions, the overall adequacy and effectiveness of the Company’s legal, regulatory and ethical compliance programs, including the Company’s Code of Conduct and other information in documents containing audited financial statements as well as other matters.

Finally, the Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young by the applicable requirements of the PCAOB regarding Ernst & Young’s communications with the Audit Committee concerning independence, and has discussed the topic of independence with Ernst & Young.

Based on its review and discussion described above, the Audit Committee has recommended to the Board that the audited consolidated financial statements for the fiscal year 2020 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.

Paul Huck (Chair) Kerry Galvin Hans-Dietrich Winkhaus Mary Lindsey

The foregoing report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Orion Engineered Carbons    2022 Proxy Statement   61

Proposal 9—Appointment of the Independent Auditor for the Year Ending December 31, 2022

Ernst & Young, Luxembourg, Société anonyme—Cabinet de revision agréé, was the Company’s independent auditor for the fiscal year ended December 31, 2021. At the Annual General Meeting, our shareholders will be asked to approve the appointment of Ernst & Young, Luxembourg, Société anonyme—Cabinet de revision agréé, as the Company’s independent auditor for the fiscal year ending on December 31, 2022, or until such firm’s earlier resignation or removal, for all statutory accounts as required by Luxembourg law, including the annual accounts and consolidated financial statements of the Company.

We are asking our shareholders to approve the following resolution regarding the appointment of an independent auditor (Réviseur d’Entreprises) of the Company for the financial year ending on December 31, 2022.

RESOLVED, that the shareholders of Orion Engineered Carbons S.A. (the “Company”) hereby approve the appointment of Ernst & Young, Luxembourg, Société anonyme—Cabinet de révision agréé, as independent auditor of the Company for the financial year ending on December 31, 2022 for the purpose of all statutory accounts as required by Luxembourg law, including the annual accounts and consolidated financial statements of the Company.

Required Vote

Resolutions at the Annual General Meeting of Shareholders are adopted by a simple majority of the votes validly cast, regardless of the proportion of the issued share capital of the Company present or represented at such meeting. Abstentions and nil votes will not be taken into account.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG, LUXEMBOURG, SOCIÉTÉ ANONYME—CABINET DE REVISION AGRÉÉ, AS THE COMPANY’S INDEPENDENT AUDITOR.

Proposal 10—Ratification of the Appointment of the Independent Registered Public Accounting Firm for the Year Ending December 31, 2022

Ernst & Young LLC has been appointed by the Company’s Board as the Company’s independent registered public accounting firm for all matters not required by Luxembourg law effective upon the filling of the Company’s Annual Report on form 10-K on April 28, 2022 for the fiscal year ending on December 31, 2022. At the Annual General Meeting, our shareholders will be asked to ratify the appointment of Ernst & Young LLC to be the Company’s independent registered public accounting firms for all matters not required by Luxembourg law for the fiscal year ending on December 31, 2022.

We are asking our shareholders to approve the following resolution regarding the ratification of the appointment of an independent registered public accounting firm of the Company for the financial year ending on December 31, 2022.

RESOLVED, that the shareholders of Orion Engineered Carbons S.A. (the “Company”) hereby ratify the appointment of Ernst & Young LLC to be the Company’s independent registered public accounting firm for all matters not required by Luxembourg law for the fiscal year ending on December 31, 2022.

Required Vote

Resolutions at the Annual General Meeting of Shareholders are adopted by a simple majority of the votes validly cast, regardless of the proportion of the issued share capital of the Company present or represented at such meeting. Abstentions and nil votes will not be taken into account.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Orion Engineered Carbons    2022 Proxy Statement   63

Proposal 11—Renewal of the existing authorization to the Board of Directors of the Company to Purchase Shares of the Company in the Name and on Behalf of the Company for a Period of Five Years

We are asking our shareholders to approve the following resolution regarding the renewal of the existing authorization to the Board of Directors of the Company to purchase shares of the Company in the name and on behalf of the Company for a period of five years from the date of this resolution in accordance with article 430-15 of the Luxembourg law of 10 August 1915 governing commercial companies, as amended and any other applicable laws and regulations.

RESOLVED, to authorize the directors of the Company (the “Board of Directors”) with option to delegate to purchase and sell, in the name and on behalf of the Company, shares of the Company in accordance with the conditions set forth by Article 430-15 of the law of 10 August 1915 on commercial companies, as amended, regarding the acquisition of own shares. The fraction of the capital acquired or transferred in the form of a block of shares may amount to the entire program. Such transactions may be carried out at any time, including during a tender offer period, in accordance with applicable laws and regulations. The following provisions shall apply to the purchase by the Company of its own shares:

1)	Duration of authorization

The authorization is valid for a maximum number of 5 years from the date of this resolution or the duration of such further period beyond those 5 years for which it is renewed or extended by the general meeting.

2)	Fully paid-up shares

The shares to be purchased by the Company shall be entirely paid up.

3)	Maximum number of shares to be purchased by the Company

The maximum number of own shares that the Company may hold at any time directly or indirectly may not have the effect of reducing its net assets (“actif net”) below the amount mentioned in paragraphs 1 and 2 of Article 430-15 of the of the law of 10 August 1915 on commercial companies, as amended,.

The redemption of shares by the Company shall be limited to 15% of the shareholding of the Company.

4)	Purchase modalities and purchase price

The Board of Directors may acquire shares of the Company at its discretion (i) on the stock exchange or (ii) through a public offer to purchase or tender offer made to all shareholders in the Company ((ii) is hereinafter referred to as a “Public Bid”). In the different scenarios the relevant purchase price for the shares shall be determined as follows:

a)	Acquisition of shares on the stock exchange

Where own shares are acquired on the stock exchange, the purchase price (excluding ancillary purchase costs) may not be more than 10 % greater or less than the opening auction price of the Company’s shares in NYSE trading (or a comparable successor system) on that day.

b)	Acquisition of shares through a public offer to purchase

When acquiring shares through a Public Bid the Company may set a fixed purchase price or a price range per share (excluding ancillary purchase costs) within which it is willing to acquire shares. In a Public Bid, the Company may set a deadline for accepting the or making an offer and retain the option and set terms to amend the price range prior to the expiration of the deadline in the event of major price moves. In the case of a price range, the purchase price shall be calculated based on the selling prices given in the shareholders’ acceptances or offers and the acquisition volume set by the Board of Directors once the deadline has expired.

In a public offer to purchase, the purchase price offered or price range per share may not be more than 10 % greater or less than the average closing price of shares in NYSE trading (or a comparable successor system) over the last five trading days before the official announcement of the offer. If the Company amends the purchase price range, the last five trading days before the official announcement of the amendment shall be used.

In addition to selling them on a stock exchange or in an offer to all shareholders, the Board of Directors is also authorized to use shares in the Company acquired as per the above authorizations as follows:

1)	They may be offered and transferred to third parties in consideration for contributions in kind, particularly as part of mergers or when acquiring companies, branches divisions or participations in companies.

2)	They may be sold for cash to third parties in private transactions, provided that the price at which they are sold is not 10 % lower than the average closing price of shares in NYSE trading (or a comparable successor system) over the last five trading days before the time of the sale.

3)	They may be offered to current or former employees of the Company or its affiliates or members of corporate bodies of affiliates or used to service stock options or other equity-based awards granted under any stock option or equity compensation program of the Company that is in force from time to time. Use of this authorization may not exceed 15 % of share capital of the Company, neither at the time of the completion of the initial public offering of the Company nor when it is used.

4)	To propose to the general meeting of shareholders the cancellation of shares and the corresponding share capital reduction in the Company.

The volume of the offer to purchase or the tender offer may be limited. If the shares tendered by shareholders exceed the total amount of the offer to purchase or the tender offer, inclusion or acceptance shall be in proportion to the ratio of the total amount of the purchase or tender offer to the total shares tendered by shareholders. Provision may be made to give priority to shareholders tendering smaller quantities of up to 100 shares each. Further conditions may be attached to the offer to purchase or the tender offer.

The total amount allocated for the Company’s share repurchase program may not in any event exceed the amount of the Company’s then available equity.

The general meeting of the shareholders resolves that all powers are granted to the Board of Directors, with the power to delegate, to ensure the implementation of this authorization.

Required Vote

Resolutions at the Annual General Meeting of Shareholders are adopted by a simple majority of the votes validly cast, regardless of the proportion of the issued share capital of the Company present or represented at such meeting. Abstentions and nil votes will not be taken into account.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR RENEWAL OF THE EXISTING AUTHORIZATION TO THE BOARD OF DIRECTORS OF THE COMPANY TO PURCHASE SHARES OF THE COMPANY IN THE NAME AND ON BEHALF OF THE COMPANY FOR A PERIOD OF FIVE YEARS FROM THE DATE OF THIS RESOLUTION.

Orion Engineered Carbons    2022 Proxy Statement   65

Independent Registered Public Accounting Firm Fees and Services

The following table shows the fees paid or accrued by the Company for the audit and other services provided by Ernst & Young LLC for fiscal year 2021and Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft for fiscal year 2020(1):

($ in thousands)	2021 ($)	2020 ($)
Audit Fees(2)	2,827	2,561
Audit-Related Fees	—	—
Tax Fees(3)	—	748
All Other Fees	6	—
Total	2,833	2,639

(1)	Orion changed its independent registered public accounting firm from Ernst & young GmbH Wirtschaftsprüfungsgesellschaft to Ernst & Young LLC in February 2021.
(2)	Audit Fees include the annual audit and services related to the review of quarterly financial information and the issuance of consents in connection with various securities offerings and filings with the SEC.
(3)	Tax Fees for 2020 consist of the aggregate fees for professional services rendered by Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft for federal, state and international tax compliance.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

It is our Audit Committee’s policy to pre-approve all audit, audit- related and permissible non-audit services rendered to us by our independent registered public accounting firm. Consistent with such policy, all of the fees listed above that we incurred for services rendered by Ernst & Young were pre-approved by our Audit Committee.

The report of Ernst & Young relating to our 2021 consolidated financial statements did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. Moreover, during the fiscal year ended December 31, 2021, there were no (i) disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Ernst & Young, would have caused either Ernst & Young to make reference to the subject matter of the disagreement(s) in connection with their reports on the consolidated financial statements of Orion Engineered Carbons S.A. or (ii) reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

Additional Information

One or more Shareholders of record holding at least 10% of the outstanding Common Shares (excluding, for the avoidance of doubt, any Common Shares repurchased by the Company) may add items to the agenda of the Annual General Meeting, including a resolution to appoint a director of the Company, provided that each such item is accompanied by a justification or a draft resolution to be adopted in the Annual General Meeting.

Shareholder Proposals and Nominations for Director for the 2023 Annual General Meeting of Shareholders

Shareholder proposals intended for inclusion in next year’s proxy materials related to the 2023 Annual General Meeting of shareholders (the “2023 Annual General Meeting”) pursuant to SEC Rule 14a-8 must be received at the Company’s principal executive offices on or before December 30, 2022, or if the date of the 2023 Annual General Meeting has been changed by more than 30 days from the date of the Annual General Meeting (i.e. June 30), then the deadline is a reasonable time before the Company begins to print and send its proxy materials related to the 2023 Annual General Meeting. In addition, one or more shareholders representing at least ten percent (10%) of our Common Shares outstanding may submit written proposals to the Company for inclusion on the agenda for the 2023 Annual General Meeting if such written proposals are received by the Company at least 5 business days before our 2023 Annual General Meeting. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. Our Articles of Association describe the requirements for submitting proposals at the Annual General Meeting. The notice must be given in the manner and must include the information and representations required by our Articles of Association.

According to the Company’s articles of association, a General Meeting of Shareholders must be convened by the Board of Directors, upon request in writing indicating the agenda, addressed to the Board of Directors by one or several shareholders representing at least ten percent (10%) of the Company’s issued share capital. In such case, a General Meeting of Shareholders must be convened and shall be held within a period of one (1) month from receipt of such request by the Board of Directors at the Company’s registered office by registered mail.

Householding

The SEC’s rules permit us to deliver a single Notice of Internet Availability of Proxy Materials or set of proxy materials to one address shared by two or more of our shareholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Notice of Internet Availability of Proxy Materials or one set of proxy materials to multiple shareholders who share an address, unless we received contrary instructions from the impacted shareholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Notice of Internet Availability of Proxy Materials or proxy materials, as requested, to any shareholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Notice of Internet Availability of Proxy Materials or proxy materials, you can request them from Investor Relations by phone at +1 (281) 318-4016, or by or using the internet (https://investor.orioncarbons.com/financials/Proxy- Statements/default.aspx). You may also send a written request for Proxy Materials to Investor Relations, Orion Engineered Carbons S.A., 1700 City Plaza Drive, Suite 300, Spring, Texas 77389.

If you are currently a shareholder sharing an address with another shareholder and wish to receive only one copy of future Notices of Internet Availability of Proxy Materials or proxy materials for your household, please contact Investor Relations at the above phone number.

Other Matters

We do not know of any matters other than those stated above which are to be brought before the Annual General Meeting. However, if any other matters should be properly presented for consideration and voting, it is the intention of the persons named in the proxy to vote on those matters in accordance with their judgment.

Obtaining Copies of the Company’s 2021 Annual Report

Shareholders of the Company may obtain, without charge, a copy of the Company’s annual stand-alone account in accordance with the principles generally accepted in Luxembourg and consolidated financial statements in accordance with the principles generally accepted in the United States as well as the report on Form 10-K for the fiscal year ended December 31, 2021 by sending a written request for the 2021 annual report to Investor Relations, Orion Engineered Carbons S.A., 1700 City Plaza Drive, Suite 300, Spring, Texas 77389.

Orion Engineered Carbons    2022 Proxy Statement   67

Annex A: Non-U.S. GAAP Measures

Adjusted EBITDA (Non-U.S. GAAP Financial Measure)

We present certain financial measures that are not prepared in accordance with GAAP or the accounting standards of any other jurisdiction and may not be comparable to other similarly titled measures of other companies.

We define Adjusted EBITDA as income from operations before depreciation and amortization, restructuring expenses, consulting fees related to Company strategy, gain related to legal settlement, and includes equity earnings (loss) in affiliated companies, net of tax. Adjusted EBITDA is used by our management to evaluate our operating performance and make decisions regarding allocation of capital because it excludes the effects of items that have less bearing on the performance of our underlying core business.

We use Adjusted EBITDA as internal measures of performance to benchmark and compare performance among our own operations. We use these measures, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing the performance of our business. We believe these measures are useful measures of financial performance in addition to consolidated net income for the period, income from operations and other profitability measures under GAAP because they facilitate operating performance comparisons from period to period and company to company and, with respect to Contribution Margin, eliminate volatility in feedstock prices. By eliminating potential differences in results of operations between periods or companies caused by factors such as depreciation and amortization methods ,historic cost and age of assets, financing and capital structures and taxation positions or regimes, we believe that Adjusted EBITDA can provide a useful additional basis for comparing the current performance of the underlying operations being evaluated. For these reasons, we believe EBITDA-based measures are often used by the investment community as a means of comparison of companies in our industry. By deducting variable costs (such as raw materials, packaging, utilities and distribution costs) from revenue, we believe that Contribution Margins can provide a useful basis for comparing the current performance of the underlying operations being evaluated by indicating the portion of revenue that is not consumed by these variable costs and therefore contributes to the coverage of all costs and profits.

Different companies and analysts may calculate measures based on EBITDA, contribution margins and working capital differently, so making comparisons among companies on this basis should be done carefully. Adjusted EBITDA, Contribution Margins and Net Working Capital are not measures of performance under GAAP and should not be considered in isolation or construed as substitutes for revenue, consolidated net income for the period, income from operations, gross profit and other GAAP measures as an indicator of our operations in accordance with GAAP.

The following table presents a reconciliation of Adjusted EBITDA to consolidated net income for the year ended December 31, 2021 (in $ MM):

Net income	$134.7
Add back income tax expense	51.7
Add back earnings in affiliated companies, net of tax	(0.7)
Income before earnings in affiliated companies and income taxes	185.7
Add back interest and other financial expense, net	38.0
Add back reclassification of actuarial losses from AOCI	4.8
Income from operations	228.5
Add back depreciation and amortization of intangible assets, right of use assets, and property, plant and equipment	104.1
EBITDA	332.6
Earnings in affiliated companies, net of tax	0.7
Cash settlement	(79.5)
Release of legal reserve, net	(3.4)
Long-term incentive plan	5.2
EPA-related expenses	2.3
Environmental reserve accrual	7.2
Other adjustments	3.3
Adjusted EBITDA	$268.4
Adjusted EBITDA Specialty Carbon Black	$148.4
Adjusted EBITDA Rubber Carbon Black	$120.0

ANNUAL GENERAL MEETING OF SHAREHOLDERS OFORION ENGINEERED CARBONS S.A.June 30, 2022IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL FOR THE ANNUAL GENERAL MEETING: The Notice of Meeting and proxy card are available at http://www.orioncarbons.comRead the Proxy Statement and have the voting instruction form below at hand. Please note that the telephone and Internet voting turns off at 11:59 P.M. EST (05:59 a.m. CET) on June 22, 2022 and voting by hardcopy ballots at 12:00 P.M. EST (06:00 p.m. CET) on June 23, 2022. Vote by Internet:   www.Voteproxy.com Vote by Phone:   1-800-454-8683 Vote by Mail: Use the envelope enclosed Please detach along perforated line and mail in the envelope provided if within the United States. 00033330303330000000 7 041618 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 2 THROUGH 11, AND A VOTE “FOR” ALL DIRECTOR NOMINEES IN PROPOSAL 1. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1Please mark, sign and date your proxy card and return it in the postage-paid (when mailed in the United States) envelope we have provided or return it to Operations Center, American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, NY 11219-9821 in a separate envelope, postage prepaid. Proxy cards must be received by American Stock Transfer & Trust Company, by voting via telephone and internet until June 22, 2022, 11:59 P.M. EST (5:59 A.M. CET), and by voting via hard copy ballots until June 23, 2022, 12:00 P.M. EST (6:00 P.M. CET).FOR AGAINST ABSTAIN 1. Election of the ten director nominees each for a term ending on the date of the Annual General Meeting of shareholders of the Company called to approve the annual accounts of the Company for the financial year ending on December 31, 2022 i. Mr. Anthony L. Davisii. Ms. Kerry Galvin 0 0 0iii. Mr. Paul Huck 0 0 0iv. Ms. Mary Lindsey 0 0 0v. Mr. Didier Miraton 0 0 0vi. Mr. Yi Hyon Paik 0 0 0vii. Mr. Corning F. Painter 0 0 0viii. Mr. Dan F. Smith 0 0 0ix. Mr. Hans-Dietrich Winkhaus 0 0 0x. Mr. Michel Wurth 0 0 0 0 0 02. Approval, on a non-binding advisory basis, of the compensation paid to the Company’s named executive officers for 2021 (Say-on-Pay vote) as disclosed in the accompanying proxy statement. 0 0 03. Approval of the compensation that shall be paid to the Board of Directors of the Company for the period commencing on January 1, 2022 and ending on December 31, 2022 0 0 04. Approval of the annual accounts of the Company for the financial year that ended on December 31, 2021. 0 0 05. Approval of the consolidated financial statements of the Company for the financial year that ended on December 31, 2021. 0 0 06. Allocation of results of the financial year that ended on December 31,2021. 0 0 07. Discharge of the current members of the Board of Directors of the Company for the performance of their mandates during the financial year that ended on December 31, 2021. 0 0 0

8. Discharge of the independent auditor of the Company, Ernst & Young, Luxembourg, Société anonyme – Cabinet de revision agréé for the financial year that ended on December 31, 2021. 0 0 09. Appointment of Ernst & Young, Luxembourg, Société anonyme – Cabinet de revision agréé, to be the Company’s independent auditor (Réviseur d’Entreprises) for all statutory accounts required by Luxembourg law for the financial year ending on December 31, 2022. 0 0 010. Ratification of the appointment of Ernst & Young LLC to be the Company’s independent registered public accounting firm for all matters not required by Luxembourg law for the financial year ending on December 31, 2022. 0 0 011. Renewal of the authorization to the Board of Directors of the Company to purchase shares of the Company in the name and on behalf of the Company for a period of five years. 0 0 0This proxy, when properly executed and timely received, will be voted in the manner directed herein. If no instructions are given on this proxy card, then the undersigned shall be deemed to have voted all the Common Shares represented by this proxy card FOR items 2-10, FOR all director nominees in item 1. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 0Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ORION ENGINEERED CARBONS S.A. Proxy for Annual General Meeting of Shareholders on June 30, 2022 Solicited on Behalf of the Board of DirectorsThe undersigned hereby appoints Kerry A. Galvin, Dan F. Smith, Christian Eggert, Michel Wurth and Carsten Opitz, and each of them, as proxies of the undersigned, each with full power of substitution and power to act alone, to represent and vote as designated on the reverse side, all of the common shares, no par value (the “Common Shares”) of Orion Engineered Carbons S.A. (the “Company”), held of record by the undersigned as of 11:59 P.M. Central European Time on April 28, 2022, at the Annual General Meeting of Shareholders of the Company to be held in Luxembourg, Grand Duchy of Luxembourg, at 2:00 P.M. Central European Time on June 30, 2022 and at any adjournments or postponements thereof. This proxy is governed by Luxembourg law. Any disputes arising out of or in connection with this proxy shall be submitted exclusively to the courts of the city of Luxembourg, Grand Duchy of Luxembourg.Please mark, sign and date your proxy card and return it in the postage-paid (when mailed in the United States) envelope we have provided or return it to Operations Center, American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, NY 11219-9821 in a separate envelope, postage prepaid. Proxy cards must be received by American Stock Transfer & Trust Company, by voting via telephone and internet until June 22, 2022, 11:59 P.M. EST (5:59 A.M. CET), and by voting via hard copy ballots until June 23, 2022, 12:00 P.M. EST (6:00 P.M. CET).(Continued and to be signed on the reverse side.)